                                                                   EXHIBIT 10.45

                                                                  EXECUTION COPY







                     PRINCIPAL HEALTH CARE OF FLORIDA, INC.
                            STOCK PURCHASE AGREEMENT


                          DATED AS OF OCTOBER 14, 1998

                                  BY AND AMONG

                     COVENTRY HEALTH CARE, INC., AS SELLER,

                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

                     PRINCIPAL HEALTH CARE OF FLORIDA, INC.

                                       AND

                         HEALTH OPTIONS, INC., AS BUYER

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


ARTICLE I.......................................................................................................-1-

DEFINITIONS AND INTERPRETATION..................................................................................-1-
         1.1.  Definitions......................................................................................-1-
         1.2.  Interpretation..................................................................................-11-

ARTICLE II.....................................................................................................-11-

PURCHASE AND SALE OF SHARES; PURCHASE PRICE....................................................................-11-
         2.1.  Purchase and Sale of Shares.....................................................................-11-
         2.2.  Purchase Price..................................................................................-11-
         2.3.  Company Net Worth and Balance Sheet at Closing..................................................-11-
         2.4.  Purchase Price Adjustments......................................................................-12-
         2.5.  Measured Lives Collar...........................................................................-12-

ARTICLE III....................................................................................................-13-

CLOSING........................................................................................................-13-
         3.1.  Closing Date....................................................................................-13-
         3.2.  Payment of Purchase Price; Delivery of Shares; Establishment of Escrow Account..................-13-
         3.3.  Buyer's Additional Deliveries...................................................................-14-
         3.4.  Seller's Deliveries.............................................................................-15-

ARTICLE IV.....................................................................................................-17-

REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER...........................................................-17-
         4.1.  Organization and Authority of Seller............................................................-18-
         4.2.  Organization and Capital Structure of the Company...............................................-19-
         4.3.  Subsidiaries and Investments....................................................................-20-
         4.4.  Financial Statements and Reserves...............................................................-20-
         4.5.  Operations Since Balance Sheet Date.............................................................-20-
         4.6.  Taxes...........................................................................................-21-
         4.7.  Affiliated Services.............................................................................-23-
         4.8.  Governmental Licenses and Permits...............................................................-23-
         4.9.  Real Property...................................................................................-24-
         4.10. Personal Property...............................................................................-24-
         4.11. Intellectual Property; Software.................................................................-24-
         4.12. Accounts Receivable.............................................................................-25-

         4.13. Employee Benefit Plans..........................................................................-25-
         4.14. Employee Relations..............................................................................-27-
         4.15. Members, Groups, Providers and Other Contracts..................................................-28-
         4.16. No Violation, Litigation or Regulatory Action...................................................-30-
         4.17. Environmental Matters...........................................................................-31-
         4.18. Insurance.......................................................................................-32-
         4.19. Service Contracts...............................................................................-33-
         4.20. Bank Accounts; Powers of Attorney...............................................................-33-
         4.21. No Finder.......................................................................................-33-
         4.22. Disclosure......................................................................................-33-

ARTICLE V......................................................................................................-33-

REPRESENTATIONS AND WARRANTIES OF BUYER AND OF BCBSF...........................................................-33-
         5.1.  Organization of Buyer...........................................................................-34-
         5.2.  Authority of Buyer..............................................................................-34-
         5.3.  No Financing Contingency........................................................................-34-
         5.4.  Investment Representation.......................................................................-34-
         5.5.  Organization of BCBSF...........................................................................-34-
         5.6.  Authority of BCBSF..............................................................................-34-
         5.7.  No Finder.......................................................................................-34-

ARTICLE VI.....................................................................................................-35-

ACTION PRIOR TO THE CLOSING DATE...............................................................................-35-
         6.1.  Investigation of the Company by Buyer...........................................................-35-
         6.2.  Preserve Accuracy of Representations and Warranties.............................................-35-
         6.3.  Consents of Third Parties; Governmental Approvals...............................................-35-
         6.4.  Operations Prior to the Closing Date............................................................-36-
         6.5.  Notification by Seller of Certain Matters.......................................................-38-
         6.6.  Legal Compliance................................................................................-38-

ARTICLE VII....................................................................................................-39-

ADDITIONAL AGREEMENTS..........................................................................................-39-
         7.1.  Covenant Not to Compete or Solicit Business.....................................................-39-
         7.2.  Access to Records after Closing.................................................................-41-
         7.3.  Employees and Employee Benefit Plans............................................................-42-
         7.4.  Pre-Closing Payables and Receivables............................................................-42-
         7.5.  Post-Closing Adjustment to Purchase Price to reflect Number of Measured Lives...................-43-
         7.6   Confidential Nature of Information..............................................................-43-
         7.7.  No Public Announcement..........................................................................-44-

         7.8.  Expenses........................................................................................-44-
         7.9.  Further Assurances..............................................................................-44-
         7.10. Post-Closing Adjustment to Purchase Price to Reflect the Company's Failure to obtain Enrollment
                  Rate Increase................................................................................-44-
         7.11. Timely Payment of Claims Agreement..............................................................-45-
         7.12. Agreed Balance Sheet Audit......................................................................-45-

ARTICLE VIII...................................................................................................-45-

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.................................................................-45-
         8.1.  Conditions to Buyer's Obligations...............................................................-45-
         8.2.  Conditions to Seller's Obligations..............................................................-47-

ARTICLE IX.....................................................................................................-48-

TAX MATTERS....................................................................................................-48-
         9.1.  Liability for Taxes.............................................................................-48-
         9.2.  Tax Returns.....................................................................................-51-
         9.3   Contest Provisions..............................................................................-51-
         9.4   Assistance and Cooperation......................................................................-52-
         9.5.  Election Under Section 338(h)(10)...............................................................-52-
         9.6.  Survival of Obligations.........................................................................-53-

ARTICLE X......................................................................................................-53-

INDEMNIFICATION................................................................................................-53-
         10.1. Indemnification by Seller.......................................................................-53-
         10.2. Indemnification by Buyer and BCBSF..............................................................-56-
         10.3. Notice of Claims................................................................................-57-
         10.4. Third Person Claims.............................................................................-58-

ARTICLE XI.....................................................................................................-59-

TERMINATION....................................................................................................-59-
         11.1. Termination.....................................................................................-59-
         11.2. Notice of Termination...........................................................................-59-
         11.3. Effect of Termination...........................................................................-59-

ARTICLE XII....................................................................................................-60-

GENERAL PROVISIONS.............................................................................................-60-
         12.1. Survival of Obligations.........................................................................-60-
         12.2. Notices.........................................................................................-60-

         12.3.  Successors and Assigns.........................................................................-61-
         12.4.  Entire Agreement; Amendments...................................................................-61-
         12.5.  Waivers........................................................................................-62-
         12.6.  Partial Invalidity.............................................................................-62-
         12.7.  Execution in Counterparts......................................................................-62-
         12.8.  Governing Law..................................................................................-62-
         12.9.  Submission to Jurisdiction.....................................................................-62-
         12.10. Acknowledgment regarding Blue Cross and Blue Shield Association................................-63-

                                    EXHIBITS

Exhibit 2.3          Agreed Balance Sheet
Exhibit 2.4(B)       Rate Filing Adjustment
Exhibit 2.6          Transition Services Agreements
Exhibit 3.4(I)       Legal Opinion of Seller
Exhibit 3.4(O)       Principal Agreement
Exhibit 3.4(P)       Assumption Agreement
Exhibit 6.4(B)(iii)  Maintenance of Efforts Provisions
Exhibit 7.4          Adjudication and Payment of Medical Claims
Exhibit 7.11         Opportunity to Cure Provisions

                                   SCHEDULES

Schedule 3.2         Seller's Wire Transfer Instructions
Schedule 4.1         Exceptions to Authority of Seller and Company and Required
                       Consents
Schedule 4.2(A)      Additional Foreign Qualification of Company
Schedule 4.2(B)      Capital Stock of Company
Schedule 4.3         Company Subsidiaries
Schedule 4.4         Financial Statements
Schedule 4.5(A)      Operation of Company
Schedule 4.5(B)      Conduct of Business of Company
Schedule 4.6         Taxes
Schedule 4.7         Affiliated Services
Schedule 4.8         Government Permits
Schedule 4.9(A)      Owned Real Property
Schedule 4.9(B)      Leased Real Property
Schedule 4.11        Intellectual Property
Schedule 4.13(A)     ERISA Benefit Plans
Schedule 4.13(B)     Non-ERISA Benefit Plans
Schedule 4.13(D)     Status of the Pension Plans
Schedule 4.13(E)     Compliance
Schedule 4.14(A)     Conflicts of Interest / Compliance with Anti-Bribery Laws
Schedule 4.14(B)     Related Party Transactions
Schedule 4.14(C)     Labor Law and Union Activities
Schedule 4.15(A)     Group Service Agreements
Schedule 4.15(B)     Individual Service Agreements
Schedule 4.15(C)     Provider Service Agreements
Schedule 4.15(D)     Guaranteed Rate Agreements
Schedule 4.15(E)     Variable Rate Agreements
Schedule 4.15(F)     Member Grievances / Provider and Group Terminations
Schedule 4.15(G)     Other Binding Obligations
Schedule 4.15(H)     Status of Company Agreements

Schedule 4.15(I)     Broker Agreements
Schedule 4.16        Compliance with Laws and Absence of Regulatory Action
Schedule 4.17        Environmental Matters
Schedule 4.18        Insurance
Schedule 4.19        Service Contracts
Schedule 4.20        Bank Accounts and Powers of Attorney
Schedule 7.1(A)      Alabama Counties (Covenant Not to Compete or Solicit
                       Business)
Schedule 8.1(E)      Consents
Schedule 8.1(J)      Termination, Amendment or Assignment of Provider Service
                       Agreements

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT, dated as of October 14, 1998 (this "Agreement"), by and among Health Options, Inc. , a Florida corporation ("Buyer"), Coventry Health Care, Inc., a Delaware corporation ("Seller"), Principal Health Care of Florida, Inc., a Florida corporation ("Company"), and Blue Cross and Blue Shield of Florida, Inc., a Florida not-for-profit corporation ("BCBSF").


                              PRELIMINARY STATEMENT

                  WHEREAS, Seller is the owner, beneficially and of record, of all of the issued and outstanding capital stock of the Company;

                  WHEREAS, BCBSF is the indirect owner, through a wholly-owned intermediate holding company, of the capital shares of Buyer;

                  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, subject to certain indemnification agreements by Seller, all of the capital stock of the Company pursuant to the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, Buyer, Seller, and Company agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

                  "ACTIVELY TARGET" means a knowing, intentional practice of direct solicitation of business, whether using customer lists existing as of the Closing Date, or otherwise.

                  "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly owns or controls, is owned or controlled by or is under common ownership or control with such Person. Any Person who is deemed an Affiliate of a party on the date hereof shall be deemed to remain an Affiliate of such party for the purposes of this Agreement and all Exhibits and Schedules hereto. For purposes of this Agreement, the term "control" shall mean (i) in the case of a corporation, the ownership, directly or indirectly, of greater than 50% of the capital stock of the corporation, or the right, directly or indirectly, to independently elect or cause the election of more than 50% of the voting members or directors of such corporation, and (ii) in the case of a Person other than a corporation, the possession, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of the Person, whether through the ownership of voting equity interests, by Contract or otherwise.

                  "AGREED BALANCE SHEET" has the meaning specified in Section
2.3.

                  "AGREEMENT" means this Stock Purchase Agreement, and shall include, without limitation, all Schedules and Exhibits referred to herein, which are hereby incorporated herein by reference.

                  "ALABAMA HMO STATUTES" means Chapter 21A of the Alabama Insurance Code, as amended, any other provisions of Alabama law applicable to health maintenance organizations, and the applicable published rules and regulations promulgated thereunder.

                  "ALABAMA LIVES" means Members covered by Group Services Agreements that are not subject to the jurisdiction of the Florida Department of Insurance.

                  "ALLOCATION SCHEDULE" has the meaning specified in Section 9.5(b).

                  "ASSOCIATION" has the meaning specified in Section 12.10.

                  "ASSUMED OBLIGATIONS" has the meaning specified in Section 10.1(b).

                  "ASSUMPTION AGREEMENT" has the meaning specified in Section 3.4(p).

                  "BALANCE SHEET" has the meaning specified in Section 4.4.

                  "BALANCE SHEET DATE" means August 31, 1998.

                  "BCBSF" means Blue Cross and Blue Shield of Florida, Inc., a Florida not-for-profit corporation.

                  "BUYER" has the meaning specified in the first paragraph of this Agreement.

                  "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

                  "BUYER GROUP MEMBER" means Buyer, BCBSF, and their respective Affiliates, including, but not limited to the Company subsequent to Closing, and each of their respective successors and assigns.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. " 9601 et seq., and the regulations promulgated thereunder.

                  "CLAIM NOTICE" has the meaning specified in Section 10.3.

                  "CLAIMS RESERVE" has the meaning specified in Section 2.3.

                  "CLOSING" means the closing of the transfer of the Shares from Seller to Buyer.

                  "CLOSING DATE" has the meaning specified in Section 3.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLAR DATE" has the meaning specified in Section 2.5(a).

                  "COMPANY" has the meaning specified in the first paragraph of this Agreement.

                  "COMPANY AGREEMENTS" has the meaning specified in Section 4.15(h).

                  "COMPANY COMMON STOCK" has the meaning specified in Section 4.2(b).

                  "COMPANY PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company.

                  "COMPANY TAX GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any subsidiary of the Company or any predecessor of or successor to the Company or any subsidiary (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any subsidiary or any predecessor of or successor to the Company or any subsidiary of the Company (or another such predecessor or successor).

                  "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

                  "CONTRACT" means any contract, agreement, lease, license or other legally binding commitment, obligation, or arrangement, whether oral or written, express or implied in fact.

                  "COPYRIGHTS" means United States and foreign copyrights, copyrightable works, and mask work, whether registered or unregistered, and pending applications to register the same.

                  "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "COVENTRY TAX GROUP" means the affiliated group (as defined in Section 1504(a) of the Code) with Seller as the common parent.

                  "ENCUMBRANCE" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

                  "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

                  "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                  "ERISA AFFILIATE" has the meaning specified in Section
4.13(a).

                  "ERISA BENEFIT PLAN" has the meaning specified in Section 4.13(a).

                  "ESCROW ACCOUNT" has the meaning specified in Section 3.2(c).

\
                  "ESCROW AGENT" has the meaning specified in Section 3.2 (c).

                  "ESCROW AGREEMENT" has the meaning specified in Section
3.2(c).

                  "ESCROW AMOUNT" has the meaning specified in Section 3.2(a).

                  "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "FEHBP" means the Federal Employee Health Benefits Program, 5 U.S.C. ' 8901 et seq., as amended, and the published rules and regulations promulgated thereunder.

                  "FEDERAL HMO ACT" means the federal Health Maintenance Organization Act, 42 U.S.C. ' 300e et seq., as amended, and the published rules and regulations thereunder.

                  "FLORIDA HMO STATUTES" means Chapter 641 of the Florida Statutes, ' 641.17 et seq., any other provisions of the Florida Statutes applicable to health maintenance organizations, and the applicable published rules and regulations promulgated thereunder.

                  "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority, instrumentality, commission, agency or regulatory body.

                  "GOVERNMENTAL PERMITS" has the meaning specified in Section
4.8.

                  "GROUP" means those Members, collectively, who are covered by a specific Group Services Agreement.

                  "GROUP SERVICES AGREEMENT" means an agreement pursuant to which Company is obligated to provide, arrange for the provision of, or pay or reimburse the cost of certain health care services with respect to a defined population.

                  "GUARANTEED RATE AGREEMENT" means any Individual Services Agreement, Group Services Agreement or any other similar agreement, understanding or commitment in connection therewith that either (i) provides for coverage by the Company for a period of more than twelve (12) months, or (ii) governs enrollment premiums for any period other than the current term of an Individual Services Agreement or Group Services Agreement in force as of the date hereof.

                  "HCUSA" has the meaning specified in Section 2.3.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the published rules and regulations promulgated thereunder.

                  "IBNR RESERVE" has the meaning specified in Section 4.4(b).

                  "INDIVIDUAL SERVICES AGREEMENT" means an agreement with an individual pursuant to which Company is obligated to provide, arrange for the provision of, or pay or reimburse the cost of certain health care services with respect to such individual.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 10.3(a).

                  "INDEMNITOR" has the meaning specified in Section 10.3(a).

                  "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "LEASED REAL PROPERTY" has the meaning specified in Section 4.9(b).

                  "LEASED PERSONAL PROPERTY" has the meaning specified in
Section 8.1(h).

                  "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, assessments, damages or other charges however characterized, and Expenses related thereto.

                  "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of the Company or the Seller, as the case may be, after the Closing.

                  "MEASURED LIVES" means the Members as of the applicable measuring date other than (i) Medicaid beneficiaries, (ii) Members covered by a Group Services Agreement with the State of Florida, (iii) Members covered through the FEHBP, (iv) Members covered by an Individual Services Agreement resulting from conversion rights conferred by the Group Services Agreement with the State of Florida or FEHBP, (v) Members covered under an agreement pursuant to which the Company does not substantially underwrite the risk of medical claims, but only provides administrative services, (vi) Members covered by a Medicare enrollment agreement, and (vii) Alabama Lives.

                  "MEASURED LIVES COLLAR" has the meaning specified in Section 2.5(a).

                  "MEASURED LIVES PRICE INCREASE AMOUNT" has the meaning specified in Section 2.5(c).

                  "MEASURED LIVES PRICE REDUCTION AMOUNT" has the meaning specified in Section 2.5(b).

                  "MEDICAL EXPENSES" means amounts owed or payable to health care providers and suppliers by Company for (i) covered services rendered to Members prior to the Closing, and (ii) for covered inpatient services rendered to Members admitted prior to the Closing until the date of their discharge, as well as the administrative cost of adjudicating, processing and paying such amounts.

                  "MEMBERS" means (i) employees and their eligible family dependents, and other members or beneficiaries of Groups with respect to whom Company is obligated to provide, arrange for the provision of, or pay or reimburse the cost of certain health care services pursuant to the terms of Group Services Agreements in force as of the Closing Date, (ii) individuals entitled to continuation of coverage benefits pursuant to the terms of Group Services Agreements in force as of the Closing Date, and (iii) individuals who have entered into Individual Services Agreements in force as of the Closing Date.

                  "MUTUAL NON-DISCLOSURE AGREEMENT" means the Mutual Non-Disclosure Agreement, dated July 11, 1998, between BCBSF and Seller.

                  "NET WORTH" means the difference between total assets and total liabilities.

                  "NON-ERISA COMMITMENT" has the meaning specified in Section 4.13(b).

                  "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. " 651 et seq., and the regulations promulgated thereunder.

                  "OWNED REAL PROPERTY" has the meaning specified in Section 4.9(a).

                  "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) and improvements thereto.

                  "PERMITTED ENCUMBRANCES" means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "PENSION PLAN" has the meaning specified in Section 4.13(a).

                  "PRINCIPAL AGREEMENT" has the meaning specified in Section 3.4(o).

                  "PRIOR PENSION PLAN" has the meaning specified in Section 4.13(a).

                  "PROVIDER" means any provider or supplier of health care services who is bound by the terms of a Provider Services Agreement.

                  "PROVIDER SERVICES AGREEMENT" means any agreement enforceable by the Company pursuant to which health care services are rendered to a Member.

                  "PURCHASE PRICE" has the meaning specified in Section 2.2.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. " 6901 et seq., and the regulations promulgated thereunder.

                  "RECEIVABLES" has the meaning specified in Section 7.4.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Property.

                  "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "REQUIREMENTS OF LAWS" means any and all foreign, federal, state and local laws, statutes, regulations, rules, codes, policies, regulatory bulletins or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to insurance companies, health maintenance organizations, utilization review organizations, and third party administrators ) or common law.

                  "RUN-OUT DATE" has the meaning specified in Section 2.6.

                  "SECTION 338(H)(10) ELECTIONS" has the meaning specified in
Section 9.5(a).

                  "SECTION 338 TAXES" means any Taxes that would not have been imposed but for the Section 338(h)(10) Elections, or any elections under state, local or other Tax law that are required to be made or deemed to have been made as a result of any Section 338(h)(10) Election.

                  "SELLER" has the meaning specified in the first paragraph of this Agreement.

                  "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

                  "SELLER GROUP MEMBER" means Seller and its Affiliates, including, but not limited to the Company prior to Closing, and, except for the Company, each of their respective successors and assigns.

                  "SHARES" means all of the issued and outstanding shares of capital stock of the Company.

                  "SOFTWARE" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

                  "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Closing Date.

                  "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means:

                  (i) any federal, state, local or foreign net income, gross income, gross receipts, premium, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty or other like assessment or charge of any kind similar to taxes, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

                  (ii) any liability of the Company or any subsidiary of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any subsidiary of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

                  "TAX BENEFIT RESTITUTION AGREEMENT" means that certain Tax Benefit Restitution Agreement, dated April 1, 1998, by and between Principal Life Insurance Company and Seller.

                  "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any subsidiary of the Company.

                  "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

                  "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

                  "TRANSITION SERVICES AGREEMENTS" means the administrative services and claims processing agreements in the form of Exhibits 2.6.

                  "VARIABLE RATE AGREEMENT" means any (i) Group Services Agreement that provides for retroactive experience adjustments to enrollment premiums, retroactive risk sharing payments or refunds, or enrollment premium adjustments or credits in connection with the medical claims experience of, or utilization of health care services by, Members, and (ii) any

Provider Services Agreement that provides for risk sharing payments, payment rate withhold distributions, incentive distributions or bonuses.

                  "WARN" has the meaning specified in Section 4.14(c).

                  "WELFARE PLAN" has the meaning specified in Section 4.13(a).

                  1.2. INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge or conscious awareness of such party.


                                   ARTICLE II

                   PURCHASE AND SALE OF SHARES; PURCHASE PRICE

                  2.1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any and all Encumbrances (except for Permitted Encumbrances).

                  2.2. PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") shall be, subject to adjustment pursuant to Section 2.4 and
Section 2.5, equal to ninety-five million dollars ($95,000,000), payable pursuant to Section 3.2.

                  2.3. COMPANY NET WORTH AND BALANCE SHEET AT CLOSING. Buyer and Seller shall jointly prepare a target balance sheet of the Company at the Closing (the "Agreed Balance Sheet"). The Agreed Balance Sheet shall reflect only those assets and liabilities set forth in Exhibit 2.3. At the Closing, the Net Worth of the Company shall be as set forth on the Agreed Balance Sheet, and shall include cash, unearned premium, reserve for doubtful accounts, statutory deposits, and a Claims Reserve (as defined hereinafter) for all of the unpaid Medical

Expenses not assumed by Health Care USA, Inc., a Florida corporation ("HCUSA") pursuant to the terms of the Assumption Agreement (as defined in Section 3.4(p)), in an amount equal to the greater of (i) such amount as required therefore under statutory accounting principles or (ii) such amount as may be required therefore under Alabama law (the "Claims Reserve"). The Claims Reserve shall be maintained in a separate segregated bank account of the Company. The Agreed Balance Sheet shall be subject to a post-closing audit pursuant to
Section 7.12.

                  2.4. PURCHASE PRICE ADJUSTMENTS. The Purchase Price shall be adjusted as follows:

                  (a) The Purchase Price shall be adjusted to the extent required by Section 2.5.

                  (b) The Purchase Price shall be further reduced in the event that the Company fails to gain approval of a December 1, 1998 rate filing with the Florida Department of Insurance. In the event of such failure to gain such approval, the Purchase Price shall be reduced to the extent necessary to reflect the difference between the rates to be filed and the rates in effect for those Group Service Agreements, new contracts, and renewals first effective between December 1, 1998 and the earliest date for which Buyer could receive a rate increase, as more specifically described in Exhibit 2.4(B).

                  (c) The Purchase Price shall be further reduced by the amount of two million dollars ($2,000,000), in the event that the Company is subject to any Medicare enrollment agreement for periods commencing on and after January 1, 1999.

                  2.5. MEASURED LIVES COLLAR.

                  (a) A certified public accounting firm selected jointly by Buyer and Seller shall determine the number of Measured Lives as of the later of
(i) February 1, 1999 or (ii) thirty (30) days after the Closing Date (the "Collar Date"). To the extent that such number of Measured Lives is less than 132,384 or greater than 142,384 (the "Measured Lives Collar"), a post-closing adjustment shall be made to the Purchase Price. For a particular Measured Life to be eligible for inclusion towards the Measured Lives Collar, the Company must have received payment in full of such Measured Life's monthly insurance premium for the calendar month in which the Collar Date falls.

                  (b) To the extent that the number of Measured Lives as of the Collar Date is less than 132,384, the Purchase Price shall be reduced in an amount equal to the product of (x) $688 per Measured Life multiplied by (y) the difference between 132,384 and the number of Measured Lives as of the Collar Date (the "Measured Lives Price Reduction Amount").

                  (c) To the extent that the number of Measured Lives as of the Collar Date is greater than 142,384, the Purchase Price shall be increased in an amount equal to the product of (x) $688 per Measured Life multiplied by (y) the difference between the number of Measured Lives as of the Collar Date and 142,384 (the "Measured Lives Price Increase Amount").

                  2.6. CLAIMS RESERVE RECONCILIATION. Pursuant to the terms of one of the Transition Services Agreements which are attached as Exhibit 2.6 hereto, one or more of the Seller Group Members shall administer and pay Medical Expenses payable from the Claims Reserve from the segregated account of the Company established therefor. In the event that, at any time subsequent to the Closing but prior to December 31, 1999 (the "Run-Out Date"), such account is depleted, any and all additional Medical Expenses payable from the Claims Reserve shall be the liability of Seller. At the Run-Out Date, any funds then remaining in such account shall be paid to Seller or its designee; provided, however, that any Medical Expenses payable from the Claims Reserve that are presented to the Company subsequent to the Run-Out Date shall be submitted to Seller, which shall be liable for payment thereof.


                                   ARTICLE III

                                     CLOSING

                  3.1. CLOSING DATE. The Closing shall take place at 10:00 A.M., local time, on the last of (i) December 31, 1998, (ii) the last day of the month in which the approval of the Florida Commissioner of Insurance of the transactions contemplated hereby is received, (iii) the last day of the month in which the approval of the Alabama Commissioner of Insurance of the transactions contemplated hereby is received, or such other date or time as may be agreed upon by Buyer and Seller after the regulatory approvals and other conditions set forth herein have been satisfied; provided, however, that if the last day of the month scheduled for closing is not a business day, then the Closing shall take place on the first business day thereafter, effective as of the last day of the immediately preceding month. The Closing shall take place at the offices of BCBSF or at such other place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date".

                  3.2. PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES; ESTABLISHMENT OF ESCROW ACCOUNT. (a) Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyer shall pay and BCBSF shall cause Buyer to pay Seller an amount equal to the Purchase Price, less five million dollars ($5,000,000) (the "Escrow Amount"). The Escrow Amount shall be deposited with the Escrow Agent for purposes of funding the Escrow Account pursuant to Section 3.2(c). The balance of the Purchase Price shall be payable by wire transfer of immediately available funds to the account specified in
Schedule 3.2.

                  (b) Subject to fulfillment or waiver of the conditions set forth in Section 8.2, Seller shall deliver to Buyer a stock certificate representing the Shares, accompanied by a duly executed and witnessed stock power transferring the Shares to Buyer.

                  (c) At or prior to the Closing, Buyer shall establish an escrow fund as further described herein:

                  (i) Buyer shall establish an escrow fund ("Escrow Account") with a financial institution acceptable to Seller and shall select an escrow agent acceptable to Seller to oversee the Escrow Account (the "Escrow Agent"). Buyer and Seller shall enter into an agreement with the Escrow Agent pursuant to which the Escrow Account shall be administered (the "Escrow Agreement").

                  (ii) The Escrow Account shall be funded by Buyer at Closing via the wire transfer of immediately available funds to the Escrow Account.

                  (iii) The Escrow Account shall be held for the period ending one month after the issuance of BCBSF's audited financial statements for the fiscal year ended December 31, 1999, provided, however, that such date shall be no later than June 15, 2000.

                  (iv) Any and all interest accrued with respect to the Escrow Account shall be deemed part of the Escrow Account and shall be held by the Escrow Agent pursuant to the Escrow Agreement until the termination of the Escrow Account.

                  (v) The Escrow Agent shall provide written notice to each of BCBSF, Buyer and Seller of the Escrow Account's balance as of the end of each calendar quarter (March 31, June 30, September 31, and December
         31) (each an "Escrow Balance Date"). To the extent that the Escrow Account's balance is less than five million dollars ($5,000,000) on any such Escrow Balance Date, Seller agrees to deposit via wire transfer of immediately available funds to the Escrow Account an amount sufficient to restore the Escrow Account's balance to five million dollars ($5,000,000) within five (5) business days of its receipt of the Escrow Account balance from the Escrow Agent, provided, however, that Seller's obligation to restore the Escrow Account's balance to five million dollars ($5,000,000) shall be subject to a limit of an aggregate of five million dollars ($5,000,000) of additional deposits (i.e., in no event shall, exclusive of interest earned on the Escrow Account, the sum of the initial $5,000,000 Escrow Account deposit plus any additional deposits Seller makes to the Escrow Account pursuant to this subsection, exceed ten million dollars ($10,000,000)).

                  3.3. BUYER'S ADDITIONAL DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyer or BCBSF, as the case may be, shall deliver to Seller all the following:

                  (a) Copies of Buyer's Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida;

                  (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Florida;

                  (c) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Articles of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors or a duly authorized committee thereof of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

                  (d) The certificate contemplated by Section 8.2(a), duly executed by the President or any Vice President or the Treasurer of Buyer;

                  (e) All necessary consents, waivers or approvals of the Florida Commissioner of Insurance with respect to the Buyer's compliance with the Florida HMO Statutes;

                  (f) All necessary consents, waivers or approvals of the Alabama Commissioner of Insurance with respect to the Buyer's compliance with the Alabama HMO Statutes;

                  (g)  The Transition Services Agreements executed by Buyer;

                  (h) The Escrow Agreement duly executed by Buyer;

                  (i) Copies of BCBSF's Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida;

                  (j) Certificate of good standing of BCBSF issued as of a recent date by the Secretary of State of the State of Florida;

                  (k) Certificate of the secretary or an assistant secretary of BCBSF, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Articles of Incorporation of BCBSF since a specified date; (ii) the by-laws of BCBSF; (iii) the resolutions of the Board of Directors or a duly authorized committee thereof of BCBSF authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of BCBSF executing this Agreement; and

                  (l) The certificate contemplated by Section 8.2(a), duly executed by the President or any Vice President or the Treasurer of BCBSF.

                  3.4. SELLER'S DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8.2, at Closing Seller shall deliver to Buyer all the following:

                  (a) Copies of the Articles of Incorporation of Seller, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (b) Copies of the Articles of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Florida;

                  (c) Long-form certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Delaware;

                  (d) Long-form certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Florida;

                  (e) Evidence of the Company's good standing from the Alabama Department of Insurance;

                  (f) Evidence of the Company's good standing from the Florida Department of Insurance.

                  (g) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Articles of Incorporation of Seller since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement;

                  (h) Certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Articles of Incorporation of the Company since a specified date; (ii) the by-laws of the Company; and (iii) incumbency and signatures of any officers of the Company executing any Seller Ancillary Agreement;

                  (i) Opinion of counsel to Seller and Company substantially in the form contained in Exhibit 3.4(I);

                  (j) All consents, waivers or approvals obtained by Seller or the Company with respect to the consummation of the transactions contemplated by this Agreement, including but not limited to the consents of (i) Morgan Guaranty Trust Company and (ii) Nationsbank, N.A.;

                  (k) The Escrow Agreement duly executed by Seller;

                  (l) The Transition Services Agreements duly executed by the Company and appropriate Seller Group Members;

                  (m) The certificates contemplated by Sections 8.1(a) and (b), duly executed by the authorized officers of Seller;

                  (n) A signed resignation by each of the directors and officers of the Company;

                  (o) The agreement, a copy of which is attached hereto as
         Exhibit 3.4(O), of Principal Life Insurance Company (i) to be bound by the applicable provisions of Section 7.1 of this Agreement, and (ii) granting the Company the right to continue to use its printed materials containing the name "Principal Health Care" (the "Principal Agreement");

                  (p) An Assignment and Assumption Agreement duly executed by the Company and HCUSA, in the form set forth in Exhibit 3.4(P) , approved by the Florida Department of Insurance, providing for the assignment to HCUSA by the Company of certain assets of the Company and for the assumption by HCUSA of certain expenses of the Company, including with limitation, the Medical Expenses other than those payable from the Claims Reserve (the "Assumption Agreement");

                  (q) A certificate, dated the Closing Date, signed on behalf of the Seller by the President or any Vice President of Seller, stating whether, as of the Closing Date, the Company is subject to any Medicare enrollment agreement for periods commencing on and after January 1, 1999;

                  (r) Copies of all of the monthly premium bills for the calendar month immediately following the Closing Date or a summary chart thereof; and

                  (s) An aged receivables trial balance as of ten (10) calendar days prior to the Closing Date.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Seller and the Company jointly and severally represents and warrants to each of Buyer and BCBSF and agrees as follows:

                  4.1. ORGANIZATION AND AUTHORITY OF SELLER.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

                  (b) Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by its board of directors and do not require any further authorization or consent of Seller or its stockholders. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                  (c) Except as set forth in Schedule 4.1, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of Seller or the Company, under (1) the charter or By-laws of Seller or the Company, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either of Seller or the

         Company is a party or any of the respective assets or properties of Seller or the Company is subject or by which Seller or the Company is bound except where such conflict, breach, or result would not have a Material Adverse Effect as to Seller, (3) any Court Order to which Seller or the Company is a party or any of the respective assets or properties of Seller or the Company is subject or by which Seller or the Company is bound, or (4) any Requirements of Laws affecting Seller, the Company or their respective assets or properties; or

                  (ii) require the approval, consent, authorization or act of, or the making by Seller or the Company of any declaration, filing or registration with, any Person, except as provided under the HSR Act, the Alabama HMO Statutes and the Florida HMO Statutes, except where the failure to obtain such approval, consent, authorization or act, or make such declaration, filing or registration would not have a Material Adverse Effect as to the Company.

                  (d) From August 25, 1998 to the date of this Agreement, except as set forth in Schedule 4.1, Seller, and, as applicable, its Affiliates, have negotiated exclusively with Buyer and one or more of Buyer's Affiliates, with respect to either the sale of the Shares or the sale of substantially all of the assets of the Company and neither Seller nor any of their Affiliates has directly or indirectly, negotiated with, extended an offer to, solicited, initiated or encouraged (including by way of furnishing information) an offer from, or entered into an agreement with any other person or entity with respect to either the Shares or any of the assets of the Company, or with respect to any transaction that would adversely affect the value of the Shares to Buyer.

                  (e) Except as set forth in Schedule 4.1 or as otherwise expressly contemplated hereby, neither Seller (directly or indirectly) nor any of its Affiliates, including, but not limited to the Company, (directly or indirectly) has entered into or is bound by the terms of any understanding, agreement, judgment, order or settlement which would preclude it from entering into and performing in accordance with the terms of this Agreement.

                  4.2. ORGANIZATION AND CAPITAL STRUCTURE OF THE COMPANY. (a) The Company is a corporation duly organized, validly existing and in good standing as a health maintenance organization under the laws of the State of Florida. All acts and actions necessary for the Company to maintain its license as a health maintenance organization under the laws of the State of Florida have been taken. Other than the State of Alabama, the Company is not qualified to transact business as a foreign corporation in any other jurisdiction and, except as set forth in Schedule 4.2(A), neither the Company's ownership or leasing of its assets or the conduct of its business requires such qualification. With respect to the State of Alabama, the Company is qualified as a foreign corporation to do business in such state and is licensed in good standing as a health maintenance organization under the laws of the State of Alabama. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted in all material respects.

                  (b) The authorized capital stock of the Company consists of 1,000 shares of common stock with no par value ("Company Common Stock"), of which 1,000 shares are issued and outstanding and no shares are unissued or reserved for any purpose. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. No holder of Company Common Stock has any preemptive, stock purchase or other rights to acquire Company Common Stock. All of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Seller is the record and beneficial owner of all of the Shares. Except as set forth in Schedule 4.2(B), all of the Shares are so owned free from any and all Encumbrances of any kind. At the Closing, all of the Shares will be owned free from any and all Encumbrances of any kind. The Shares constitute, and as of the Closing Date shall constitute, all of the issued and outstanding shares of Company Common Stock. Upon Seller's delivery of, and Buyer's payment for, the Shares at the Closing pursuant to this Agreement, Buyer shall receive good, valid and indefeasible title thereto, free and clear of any and all Encumbrances.

                  (c) True and complete copies of the articles of incorporation and all amendments thereto, of the By-laws, as amended to date, the minute book and of the stock ledger of the Company have been delivered to Buyer. Such minute books contain true and complete records of all meetings and other corporate action taken by the Board of Directors and stockholders of the Company.

                  4.3. SUBSIDIARIES AND INVESTMENTS. Except as set forth in
Schedule 4.3, the Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

                  4.4. FINANCIAL STATEMENTS AND RESERVES. (a) Schedule 4.4 contains (i) the unaudited statutory balance sheet of the Company as of August 31, 1998 (such balance sheet being herein called the "Balance Sheet") and the related statements of income and cash flows for the eight months then ended. Except as set forth therein or in the notes thereto, such balance sheets and statements of income and cash flow, have been prepared in conformity with statutory accounting principles consistently applied, and present fairly under such principles the financial position and results of operations and cash flow of the Company as of their respective dates and for the respective periods covered thereby.

                  (b) Adequate provision has been made for medical claims liabilities incurred but not reported, and incurred but pending or otherwise unpaid ("IBNR Reserve") on the Balance Sheet. The IBNR Reserve on the Balance Sheet reflects the Company's best estimate for such liabilities based upon the Company's claims experience and accounting practices, consistently applied.

                  4.5. OPERATIONS SINCE BALANCE SHEET DATE. (a) Except as set forth in Schedule 4.5(A), since the Balance Sheet Date, there has been:

                  (i) no material adverse change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of the Company, and no fact or condition exists or is contemplated or threatened (other than proposed legislative and regulatory changes and business conditions affecting the health maintenance industry in Florida generally) which might reasonably be expected to cause such a change in the future;

                  (ii) no material adverse change in number of Members or Groups of the Company, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future;

                  (iii) no change in the Company's underwriting and rating policies and practices; or

                  (iv) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking materially adversely affecting any of the assets, business, operations, condition or prospects of the Company.

                  (b) Except as set forth in Schedule 4.5(B), since the Balance Sheet Date, the Company has conducted its business only in the ordinary course and in conformity with past practice and, without limiting the generality of the foregoing, has not:

                  (i) paid any claims against the Company (including the settlement of any claims and litigation against the Company or the payment or settlement of any obligations or liabilities of the Company) other than in the ordinary course of business consistent with past practice;

                  (ii) entered into or become committed to enter into any agreement relating to employment severance, profit-sharing, bonus payment, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits with any officers or employees of the Company;

                  (iii) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period ended on the Balance Sheet Date; or

                  (iv) entered into or become committed to enter into any other material transaction except in the ordinary course of business, or as otherwise contemplated hereunder.

                  4.6. TAXES. (a) Except as set forth on Schedule 4.6, and except as would not result in a Material Adverse Effect as to the Company (i) each of the Company and each Company Tax Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Company Tax Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company while a member of the Coventry Tax Group or by the Coventry Tax Group have been timely paid; (iv) during the period while the Company has been a member of the Coventry Tax Group, none of the Company or any member of the Coventry Tax Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect;
(v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company or the Coventry Tax Group; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full;
(vii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company or any subsidiary of the Company (other than this Agreement) will terminate prior to the Closing Date and neither the Company nor any subsidiary of the Company will have any liability thereunder on or after the Closing Date;
(viii) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (ix) all Taxes which the Company or the Coventry Tax Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (x) the Company has not been a member of any Company Tax Group other than the Coventry Tax Group; (xi) there are no Tax rulings, requests for rulings, or closing agreements (as described in Section 7121 of the Code or any corresponding provision of state or local Tax law) relating to the Company or the Coventry Tax Group which could affect the Company's liability for Taxes for any period after the Closing Date; (xii) during the period while the Company has been a member of the Coventry Tax Group, no claim has ever been made by a Taxing authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction; (xiii) except as contained in or contemplated by this Agreement, no intercompany obligation (as described in Treas. Reg. ss. 1.1502-13(g)) between or among the Seller, the Company, or any member of the Coventry Tax Group will remain outstanding following the Closing, (xiv) none of the directors, officers or any employee with responsibility for Taxes of the Seller, the Company or any member of the Coventry Tax Group anticipates that, based on facts known to such person, any taxing authority is likely to issue a notice of proposed deficiency or similar notice of intention to assess Taxes against the Company or any member of a Company Tax Group; (xv) since the Balance Sheet Date, none of Seller, the Company or any Coventry Tax Group member has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company or any subsidiary of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date; (xvi) none of the income recognized, for federal, state, local or foreign income Tax purposes, by the Company during the period beginning on Balance Sheet Date and ending on the Closing Date has been or will be derived from transactions (y) other than in the ordinary course of business, or (z) of a type not reflected on the relevant Tax Returns for the taxable period ending on December 31, 1997; (xvii) no income or gain of the Company has been deferred pursuant to Treasury Regulation ss. 1.1502-13 or -14, or Temporary Treasury Regulation ss. 1.1502-13T or -14T, or Proposed Treasury Regulation ss. 1.1502-13 or -14; (xviii) no excess loss account (as described in Treasury Regulation ss. 1.1502-14, 1.1502-19, and 1.1502-32), exists with respect to the Company, (xix) during the period while the Company has been a member of the Coventry Tax Group, no power of attorney which is currently in force has been granted with respect to any matter relating to Taxes of the Company; (xx) the Company has not participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has any such corporation had operations which are or may hereafter become reportable under Section 999 of the Code; (xxi) during the period while the Company has been a member of the Coventry Tax Group, the Company has not disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code; (xxii) the Company has no corporate acquisition indebtedness, as described in Section 279(b) of the Code; and (xxiii) neither the Company nor any subsidiary of the Company has filed a consent under Section 341(f) of the Code or any comparable provision of state statutes.

                  (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA") and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

                  (c) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth on Schedule 4.6, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to
be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

                  (d) Seller is the common parent of an affiliated group (as defined in Section 1504(a) of the Code) in which the Company is a member immediately prior to the Closing Date.

                  4.7. AFFILIATED SERVICES. Schedule 4.7 sets forth a description of all material services provided to the Company by any Seller Group Member, Principal Life Insurance Company, or any Affiliate of Principal Life Insurance Company.

                  4.8. GOVERNMENTAL LICENSES AND PERMITS. The Company owns, holds or possesses all licenses, certificates of authority, certifications, registrations, franchises, permits, privileges, immunities, approvals, and other authorizations from a Governmental Body (including, without limitation, the Florida Department of Insurance, the Alabama Department of Insurance, the Health Care Financing Administration of the United States Department of Health and Human Services, the Florida Agency for Health Care Administration, and the United States Office of Personnel Management) which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Governmental Permits"). Schedule 4.8 sets forth a list and brief description of each Governmental Permit. Complete and correct copies of all of the Governmental Permits have heretofore been delivered to Buyer by Seller.

                  Except as set forth in Schedule 4.8, (i) the Company has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might materially adversely affect the rights of the Company under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller or the Company; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and will continue to be in full force and effect immediately after the Closing, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

                  4.9. REAL PROPERTY.

                  (a) Other than as set forth in Schedule 4.9(A), the Company owns no parcels of real property (the "Owned Real Property") and is subject to no agreement, commitment or obligation with respect to the acquisition or sale of any interest therein.

                  (b) Schedule 4.9(B) sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, the location of the real property covered by, and the space occupied under, such lease or other agreement) under which the Company is lessee of, or holds, uses or operates, any real property owned by any third Person (the "Leased Real Property").

                  (c) Simultaneously with Closing, any and all leases or similar agreements relating to Leased Real Property shall either be (i) assigned to and assumed by HCUSA or (ii) terminated by the Company. In no case shall Buyer acquire any Leased Real Property or, on and after the Closing, be bound by any lease or agreement in connection therewith.

                  4.10. PERSONAL PROPERTY. At the Closing, the Company shall neither own nor lease any personal property and furthermore shall not be subject to any obligations in connection therewith other than as specifically set forth on the Agreed Balance Sheet.

                  4.11. INTELLECTUAL PROPERTY; SOFTWARE. (a) Schedule 4.11 contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights, and Trademarks owned by, licensed to or used by the Company.

                  (b) Except as set forth in Schedule 4.11, (i) except as such infringement that would not have a Material Adverse Effect as to the Company, no infringement of any Intellectual Property of any other Person has occurred or results in any way from the operations, activities, products, Software, equipment, machinery or processes used in the Company's business; (ii) no claim of any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the Company's business; (iii) no claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; (iv) no proceedings are pending or, to the knowledge of the Company, threatened which challenge the validity, ownership or use of any Intellectual Property; and (v) neither Seller nor the Company has had notice of, or knowledge of any basis for, a claim against Seller that the operations, activities, products, software, equipment, machinery or processes of the Company infringe any Intellectual Property of any other Person.

                  4.12. ACCOUNTS RECEIVABLE. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business. All Receivables shall be assigned to HCUSA prior to the Closing.

                  4.13. EMPLOYEE BENEFIT PLANS. (a) Set forth in Schedule 4.13(A) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by the Company or (in the case of a plan subject to Title IV of ERISA) an ERISA Affiliate, or with respect to which the Company or (in the case of a plan subject to Title IV of ERISA) an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or (in the case of a plan subject to Title IV of ERISA) an ERISA Affiliate due to such employment (the "Pension Plans"). Set forth in Schedule 4.13(A) is a true and complete list of each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment (the "Welfare Plans") (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans"). Except for the Principal Health Care, Inc. Pension Plan (the "Prior Pension Plan"), Seller has no knowledge of any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) ever subject to Section 302 of ERISA and (i) maintained by the Company or an ERISA Affiliate at any time during the six-year period prior to the Closing Date, or (ii) with respect to which the Company or an ERISA Affiliate was required to make any payment at any time during such period. For purposes of this Agreement, "ERISA Affiliate" means
(i) any corporation which at any time on or before the Closing Date and after April 1, 1998 is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date and after April 1, 1998 is or was under common control (within meaning of section 414(c) of the Code) with the Company; and
(iii) any entity which at any time on or before the Closing Date and after April 1, 1998 is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph. None of the Pension Plans is or was a "multiemployer plan" (as such term is defined in Section 3 (3) of ERISA).

                  (b) Other than those listed in Schedule 4.13(A), set forth in
Schedule 4.13(B) is a true and complete list of each of the following to which the Company is a party or with respect to which it is or will be required to make any payment (the "Non-ERISA Commitments"):

                  (i) each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

                  (ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, whether written or oral, with or for the benefit of any present or prior officer, director, employee, agent or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete, and any agreement or arrangement associated with a change in ownership or control of the Company, but excluding employment agreements terminable by the Company without premium or penalty or notice of 30 days or less under which the only monetary obligation of the Company is to make current wage or salary payments and provide current fringe benefits).

The Company has delivered to Buyer correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. Schedule 4.13(B) contains a complete and accurate description of all oral Non-ERISA Commitments. Except as disclosed on Schedule 4.13(A) or Schedule 4.13(B), none of the ERISA Benefit Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States of America.

                  (c) The Company (x) has delivered to Buyer with respect to each ERISA Benefit Plan maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment, and (y) shall deliver to Buyer no later than five business days after the date hereof with respect to the Prior Pension Plan, correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed plan year for which such reports have been filed, (iv) the financial statements for the most recently completed plan year for which such statements have been prepared, (v) the actuarial reports for the most recently begun plan year for which such reports exist, (vi) the most recent determination letter issued by the IRS and (vii) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any controversy that might reasonably be expected to have a Material Adverse Effect on the Company. Each report described in clause (v) of the preceding sentence accurately describes the funded status of the plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such plan.

                  (d) Each Pension Plan that is intended to qualify under
Section 401(a) of the Code has been determined to be so qualified by the IRS (or an application for such determination has been, or as soon as practicable hereafter will be, filed with the IRS), and no circumstance has occurred or exists which might cause such plan to cease being so qualified.

                  (e) There is no pending or, to the best knowledge of Seller or the Company, threatened claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Except as set forth in Schedule 4.13(E), each of the ERISA Benefit Plans (i) has been administered, in all material respects, in accordance with its terms and (ii) complies in form, and has been administered, in all material respects, in accordance, with the requirements of ERISA and, where applicable, the Code. The Company and each ERISA Affiliate has complied with the health care continuation requirements of
Part 6 of Title I of

ERISA. The Company has no obligation under any ERISA Benefit Plans or otherwise to provide health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any participant.

                  (f) Neither the Company nor, to the best knowledge of Seller and the Company, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which could subject any such plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, which would have a Material Adverse Effect.

                  (g) The Company has no knowledge of any liability or potential liability that might reasonably be expected to have a Material Adverse Effect on the Company, whether direct or indirect, contingent or otherwise, under Sections 412 or 401(a)(29) of the Code or Title IV of ERISA.

                  4.14. EMPLOYEE RELATIONS.

                  (a) Except as set forth in Schedule 4.14(A), (i) to the best knowledge of Seller and the Company, the Company is not involved in any transaction or other situation with any employee, officer, director or Affiliate of the Company which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company, and (ii) there are no situations with respect to the Company which, without limitation hereto, involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

                  (b) Except as set forth in Schedule 4.14(B), since April 1, 1998, the Company has not, directly or indirectly, purchased, leased from others or otherwise acquired any material property or obtained any material services from, or sold, leased to others or otherwise disposed or any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company), in the ordinary course of business or otherwise, (i) Seller, (ii) any other Affiliate of the Company, (iii) any Person who is an officer or director of the Company or (iv) any Associate of any person referred to in clause (i),
(ii) or (iii) above.

                  (c) Except as set forth in Schedule 4.14(C), the Company has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN. Seller and the Company believe that the Company's relations with the employees of the Company are satisfactory. The Company is not a party to, and the Company is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company. The Company is not materially affected by any dispute or controversy with (i) any employee of the Company nor
(ii) any union or with respect to unionization or collective bargaining involving any supplier or customer of the Company. Schedule 4.14(C) also sets forth a description of any union organizing or election activities involving any non-union employees of the Company which have occurred since September 1, 1997 or, to the knowledge of Seller or the Company, are threatened.

                  4.15. MEMBERS, GROUPS, PROVIDERS AND OTHER CONTRACTS.

                  (a) Schedule 4.15(A) sets forth a complete and accurate list of all Group Services Agreements in force and effect as of the date hereof. There are no Persons covered under any Group Service Agreements other than Members.

                  (b) Schedule 4.15(B) sets forth a complete and accurate list of all Individual Services Agreements in force and effect as of the date hereof. There are no Persons covered under any Individual Service Agreements other than Members.

                  (c) Schedule 4.15(C) sets forth a complete and accurate list of all Provider Services Agreements in effect as of the date hereof, or which, as the result of any offer made or accepted by the Company, may otherwise be in effect on or after the Closing Date.

                  (d) Other than as set forth in Schedule 4.15(D), there are no Guaranteed Rate Agreements in effect as of the date hereof, or which, as the result of any offer made or accepted by the Company, may otherwise be in effect on or after the Closing Date.

                  (e) Schedule 4.15(E) sets forth a complete and accurate list of all Variable Rate Agreements in effect as of the date hereof, or which, as the result of any offer made or accepted by the Company, may otherwise be in effect on or after the Closing Date.

                  (f) Except as set forth on Schedule 4.15(F), since January 1, 1998, (i) no Member has asserted a grievance in writing pursuant to the terms and conditions of the applicable Individual or Group Service Agreement which remains unresolved in accordance with both the Company's internal grievance policies and with the applicable provision of Florida or Alabama law, as the case may be, and (ii) no Provider or Group has given written notice to Seller or the Company of termination of its relationship with the Company.

                  (g) Except as set forth in Schedule 4.15(G) or any other Schedule hereto, the Company is not a party to or bound by any contract, loan, note, guaranty, lease, mortgage, commitment, instrument, understanding or agreement of any nature whatsoever other than for the purchase or lease of office supplies and equipment or for maintenance services that will not bind the Company on or after the Closing.

                  (h) Except as set forth in Schedule 4.15(H) or in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 4.15(A), 4.15(B), 4.15(C), 4.15(G) and 4.15(I) (collectively, the
"Company Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth in Schedule 4.1 and except for those Company Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as set forth in Schedule 4.15(H), the Company has fulfilled and performed its obligations under each of the Company Agreements, and the Company is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Company Agreements and, to the knowledge of each of Seller and the Company, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the knowledge of each of Seller and the Company, by any such other party. Except as set forth in Schedule 4.15(H), the Company is not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Company Agreements have heretofore either (i) been delivered to Buyer by Seller or (ii) within five (5) business days following the date hereof shall be made available to Buyer by Seller.

                  (i) Except as set forth in Schedule 4.15(I), as of the Closing Date, the Company will not be a party to or bound by any contracts or agreements with or commitments to brokers, agents, administrators, or intermediaries for any Groups.

                  4.16. NO VIOLATION, LITIGATION OR REGULATORY ACTION. (a) Except as set forth in Schedule 4.16:

                  (i) the assets of the Company and their uses comply in all material respects with all applicable Requirements of Laws and Court Orders;

                  (ii) the Company has complied in all material respects with all Requirements of Laws and Court Orders which are applicable to its assets or business;

                  (iii) Other than proposed legislative and regulatory changes and business conditions affecting the health maintenance industry in Florida generally, there are no lawsuits, claims, suits, proceedings, regulatory actions, or investigations pending or, to the knowledge of Seller or the Company, threatened against or affecting the Company nor, to the knowledge of Seller or the Company, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant;

                  (iv) there is no action, suit or proceeding pending or, to the knowledge of Seller or the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

                  (v) to the knowledge of Seller or the Company, no legislative or regulatory proposal or other proposal for the change in any Requirements of Law or the interpretation thereof has been adopted or is pending which could materially adversely affect the Company other than as may be applicable to health maintenance organizations generally.

                  (b) To the knowledge of each of Seller and the Company, neither the Seller nor the Company, nor any officer, employee or agent of the Seller or the Company or any other Person acting on their behalf, has, directly or indirectly, since January 1, 1997, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company (or assist either the Seller or the Company in connection with any actual or proposed transaction) which: (i) subjects the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company; (iii) if not continued in the future, can be reasonably expected to adversely affect the assets, business or operations of the Company or which can be reasonably expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding; (iv) for any of the purposes described in Section 162(c) of the Code, or (v) for establishment or maintenance of any concealed fund or concealed bank account.

                  (c) To the knowledge of each of Seller and the Company, (i) neither the Seller nor the Company, nor any officer, employee or agent of the Seller or the Company or any other Person acting on their behalf, has, directly or indirectly, engaged in conduct which subjects the Company to any Loss, sanction or penalty in any civil, criminal or governmental litigation or proceeding, or any qui tam proceeding pursuant to the False Claims Act, 31 U.S.C. ' 3729 et seq.; and, (ii) the Company has at no time been subject to the terms of a consent decree, order, agreement, stipulation, or judgment in connection with allegations of or investigations with respect to actual or potential violation of such statutes.

                  4.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.17:

                  (i) the operations of the Company comply in all material respects with all applicable Environmental Laws;

                  (ii) the Company has obtained all environmental, health and safety Governmental Permits necessary for the operation of its business in all material respects as operated prior to Closing, and all such Governmental Permits are in full force and effect and the Company is in compliance with all terms and conditions of such permits;

                  (iii) to the Company's knowledge, none of the Company, nor any of the present Company Property or operations, or the past Company Property or operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of Company Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) the Company is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

                  (v) the Company has not:

                           (a) reported a Release of a hazardous substance
                  pursuant to Section 103(a) of CERCLA, or any state equivalent;

                           (b) filed a notice pursuant to Section 103(c) of
                  CERCLA;

                           (c) filed notice pursuant to Section 3010 of RCRA,
                  indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

                           (d) filed any notice under any applicable
                  Environmental Law reporting a substantial violation of any applicable Environmental Law;

                  (vi) there is not now, nor to the knowledge of Seller or the Company has there ever been, on or in any Company Property:

                           (a) any treatment, recycling, storage or disposal of
                  any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

                           (b) any underground storage tank or surface
                  impoundment or landfill or waste pile.

                  (vii) there is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

                  (viii) the Company has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

                  (ix) no Environmental Encumbrance has attached to any Company Property; and

                  (x) any asbestos-containing material which is on or part of any Company Property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

                  4.18. INSURANCE. Schedule 4.18 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by or for the benefit of the Company on the date hereof. Seller shall (and shall cause the Company to) keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller has complied (or has caused the Company to comply) with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                  4.19. SERVICE CONTRACTS. Except as set forth in Schedule 4.19, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any Group whose Members individually or in the aggregate are material to the Company or the operation of its business, and there exists no present or future condition or state of facts or circumstances involving a Group or Members which Seller or the Company can now reasonably foresee would materially adversely affect the Company or prevent the conduct of its business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which such business has heretofore been conducted, except to the extent contemplated hereby.

                  4.20. BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 4.20 sets forth a complete and correct list of all bank accounts and safe deposit boxes of the Company and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company and a complete and correct copy thereof.

                  4.21. NO FINDER. Neither Seller, the Company nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  4.22. DISCLOSURE. None of the representations or warranties of Seller or the Company contained herein, none of the information contained in the Schedules referred to in this Article IV, and none of the other information or documents furnished to Buyer or any of its representatives by Seller or the Company or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Company or its business in any material respect other than those which similarly adversely affect or are likely to similarly adversely affect other HMOs in the health maintenance markets served by the Company in a material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND OF BCBSF

                  As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, with respect to Sections
5.1 through 5.4 and Section 5.7, and BCBSF, with respect to Sections 5.5 through 5.7, hereby individually represents and warrants to Seller and the Company and agrees as follows:

                  5.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  5.2. AUTHORITY OF BUYER. Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

                  5.3. NO FINANCING CONTINGENCY. At Closing, Buyer will have cash or other liquid assets sufficient to pay the Purchase Price hereunder.

                  5.4. INVESTMENT REPRESENTATION. The Shares are being acquired by Buyer for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act of 1933 or pursuant to an applicable exemption therefrom.

                  5.5. ORGANIZATION OF BCBSF. BCBSF is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  5.6. AUTHORITY OF BCBSF. BCBSF has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by BCBSF have been duly authorized and approved by BCBSF's Executive Committee of the board of directors and do not require any further authorization or consent of BCBSF. This Agreement has been duly authorized, executed and delivered by BCBSF and is the legal, valid and binding agreement of BCBSF enforceable in accordance with its terms.

                  5.7. NO FINDER. Neither Buyer, nor BCBSF nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Goldman Sachs whose fees and expenses, to the extent payable, shall be paid by Buyer.

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                  6.1. INVESTIGATION OF THE COMPANY BY BUYER. Seller shall afford and cause the Company to afford to the officers, employees and authorized representatives of Buyer (including its independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Company to the extent Buyer shall deem necessary or desirable and shall furnish, and shall cause the Company to furnish, to Buyer or its authorized representatives such additional information concerning the assets, business and the operations of the Company as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine whether the conditions set forth herein have been satisfied. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of Seller hereunder.

                  6.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Except as specifically required or permitted hereunder to the contrary, each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article IV or V of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of (i) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company which would have been listed in Schedule 4.16 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (ii) any other event or matter which becomes known to Seller and would cause any other representation or warranty contained in
Article IV to be untrue in any material respect.

                  6.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) Seller will (and will cause the Company to) act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Article VIII; provided that (i) neither Seller, the Company nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and (ii) neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company after the Closing Date as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. During the period prior to the Closing Date, each of BCBSF and Buyer shall act diligently and reasonably to cooperate with Seller and the Company to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

                  (b) During the period prior to the Closing Date, Seller, BCBSF and Buyer shall (and Seller shall cause the Company to) (and BCBSF shall cause Buyer to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any filings or responses required to insure compliance with (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the published rules and regulations promulgated thereunder (the "HSR Act"), (ii) Chapter 641 of the Florida Statutes, ss. 641.17 et seq., any other provisions of the Florida Statutes applicable to health maintenance organizations, and the applicable published rules and regulations promulgated thereunder (the "Florida HMO Statutes"), (iii) Chapter 21A of the Alabama Insurance Code, as amended, any other provisions of Alabama law applicable to health maintenance organizations, and the applicable published rules and regulations thereunder (the "Alabama HMO Statutes"), (iv) to the extent applicable, the federal Health Maintenance Organization Act, 42 U.S.C. ss. 300e et seq., as amended, and the published rules and regulations thereunder ("the "Federal HMO Act"), (v) Section 1876 of the Social Security Act, as amended, and the published rules and regulations promulgated thereunder, and (vi) the FEHBP. Furthermore, Seller, BCBSF and Buyer shall (and Seller shall cause the Company to) (and BCBSF shall cause Buyer to) act diligently and reasonably, and shall cooperate with each other in securing any consents and approvals otherwise satisfy the conditions set forth in Section 8.4; provided that neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company after the Closing as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

                  6.4.  OPERATIONS PRIOR TO THE CLOSING DATE.

                  (a) Except as otherwise expressly contemplated by this Agreement, Seller shall cause the Company prior to the Closing Date to operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Seller shall cause the Company to (i) keep and maintain the assets and properties to be retained by Company after the Closing in good operating condition and repair and (ii) prior to the Closing, shall use its best efforts consistent with good business practice to maintain the business organization of the Company intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company.

                  (b) Except as expressly contemplated by this Agreement or except with the express written approval of Buyer, Seller shall not permit the Company to:

                  (i)  amend its articles of incorporation or by-laws;

                  (ii) issue, grant, sell or encumber any shares of its capital stock or other securities; issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or other securities or make any other changes in the equity capital structure of the Company;

                  (iii) enter into any contract, agreement, undertaking or commitment which, if in effect on the date hereof, would have been required to be set forth in (a) Schedule 4.15(A), Schedule 4.15(B), or
         Schedule 4.15(C), except as consistent with maintenance of efforts provisions of Exhibit 6.4(B)(iii) or (b) Schedule 4.15(D) or Schedule 4.15(E), except with the prior written consent of Buyer or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or make any material modification to any existing Company Agreement or any contract or agreement set forth in Schedule 4.15(D) or Schedule 4.15(E) or to any Governmental Permits, other than changes made in good faith to cure document deficiencies;

                  (iv) make any material change in the accounting policies applied in the preparation of the financial statements contained in
         Schedule 4.4;

                  (v) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods for which Buyer is liable pursuant to
         Section 9.1(b) or accelerating deductions to periods for which Seller is liable pursuant to Section 9.1(a);

                  (vi) file with either the Alabama Department of Insurance or the Florida Department of Insurance or submit for filing any increase or decrease, or amendment, modification or termination of any of Company's rates now filed with the Alabama Department of Insurance or the Florida Department of Insurance, as applicable;

                  (vii) notwithstanding the provisions of Section 6.4(b)(iii), enter into, renew, extend, amend, modify, terminate or waive any rights with respect to any Group Service Agreements or Individual Service Agreements which provided for rate quotes which do not comply with the Company's rates now filed with the Alabama Department of Insurance or the Florida Department of Insurance, as applicable;

                  (viii) enter into any agreement or commitment to take any action prohibited by this Section 6.4.

                  6.5. NOTIFICATION BY SELLER OF CERTAIN MATTERS. During the period prior to the Closing Date, Seller will promptly advise Buyer in writing of (i) any material adverse change in the Company or the condition of its assets (including Members), properties or business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Seller or the Company has knowledge.

                  6.6. LEGAL COMPLIANCE. (a) As promptly as practicable after the date hereof, Buyer (and/or, to the extent required by applicable law, BCBSF) and Seller shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act. Each of Buyer (and/or, to the extent required by applicable law, BCBSF) and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to make such filings and to provide any additional information requested by such agencies under the HSR Act.

                  (b) As promptly as practicable after the date hereof, Buyer (and/or, to the extent required by applicable law, BCBSF) shall file with (i) the Florida Department of Insurance the notifications and other information required to be filed under the Florida HMO Statutes and (ii) the Alabama Department of Insurance the notifications and other information required to be filed under the Alabama HMO Statutes, with respect to the transactions contemplated hereby. Seller agrees to make available (and to cause the Company to make available) to Buyer and BCBSF such information as Buyer or BCBSF may reasonably request relative to the Seller's and the Company's business, assets and property as may be required to make such filings and to provide Buyer and BCBSF with any additional information requested by either the Florida Department of Insurance under the Florida HMO Statutes or the Alabama Department of Insurance under the Alabama HMO Statutes.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  7.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. (a) In furtherance of the sale of the Shares to Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Company, Seller covenants and agrees that, for a period ending on the third anniversary of the Closing Date, no Seller Group Member will directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) (i) own, manage, operate, control, participate in, perform services for, or otherwise carry on, engage in the business of operating, underwriting, administering or managing health maintenance organizations, health insurance, provider sponsored organizations, or other health benefit plans in the State of Florida or in any of the Alabama counties listed in Schedule 7.1(A), provided, however, that the foregoing shall not prohibit any Seller Group Member from (1) managing or reinsuring the Principal Life Insurance Company indemnity insurance business subject to that certain Coinsurance Agreement and Management Services Agreement as existing on the date hereof by and between Seller and Principal Life Insurance Company or (2) continuing to operate a preferred provider network or
(ii) use the name "Principal" in connection with the business of operating, underwriting, administering or managing health maintenance organizations, health insurance, provider sponsored organizations, or other health benefit plans in the State of Florida, or in any of the Alabama counties listed in Schedule 7.1(A), provided, however, that nothing set forth in this Section 7.1(a) shall prohibit Seller or its Affiliates from owning 1,352,591 shares of common stock of American Psych Systems, Inc., a Delaware corporation, 235,000 shares of Series B preferred stock of Accordant Health Services, Inc., a Delaware corporation, and not in excess of 5% in the aggregate of any class of capital stock of any other corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market system.

                  Seller further covenants and agrees that, for a period of three years from the Closing Date, in the event that any Seller Group Member acquires an interest, whether direct or indirect, in any entity that engages in the business of operating, underwriting, administering or managing health maintenance organizations, health insurance, provider sponsored organizations, or other health benefit plans in the State of Florida, such entity's Florida operations shall be terminated or the Seller Group Member's interest in such entity shall be divested within a reasonable time (such termination shall occur or a definitive agreement to divest shall be entered into, as the case may be, within one hundred eighty (180) calendar days from the date of any Seller Group Member's acquisition of an interest in the entity to be divested, and Seller agrees to use its best efforts to close any such divestiture in no more than two hundred seventy (270) days from the date of any Seller Group Member's acquisition of an interest in the entity to be divested, subject to any necessary regulatory approvals) following such acquisition.

                  (b) Additionally, also in furtherance of the sale of the Shares to Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Company, Seller covenants and agrees that neither Principal Life Insurance Company nor any Affiliate of Principal Life Insurance Company shall fail to perform in accordance with the terms of the Principal Agreement, a copy of which is attached hereto as Exhibit 3.4(0).

                  (c) Additionally, also in furtherance of the sale of the Shares to Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Company, Seller covenants and agrees that, from the Closing Date until the third anniversary of the Closing Date, no Seller Group Member nor any of their respective Affiliates will solicit, induce or attempt to persuade any Member or Group of the Company to terminate or fail to renew coverage pursuant to any Group Services Agreement or Individual Services Agreement, or to enroll or contract with another entity for health benefit coverage; provided, however, that the foregoing restriction shall also apply to any Member or Group of the Company as of the Closing Date for whom coverage is renewed by or transferred to any Buyer Group Member.

                  (d) Additionally, also in furtherance of the sale of the Shares to Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Company, for a period of three years from the Closing Date, Seller covenants and agrees that neither Principal Life Insurance Company nor any of its Affiliates will Actively Target any Member or Group enrolled as of the Closing Date to (i) terminate or fail to renew coverage pursuant to any Group Services Agreement or Individual Services Agreement, or,
(ii) enroll or contract with another entity for health benefit coverage; provided, however, that the foregoing restriction shall also apply to any Member or Group as of the Closing Date for whom coverage is renewed by or transferred to any Buyer Group Member, and further provided, that nothing contained herein shall be deemed to restrict general non-targeted advertising or the activities of independent agents or brokers that are not Affiliates of Principal Life Insurance Company. Principal Life Insurance Company will not provide brokers with any Company customer list but

Buyer acknowledges that brokers that are not Affiliates of Principal Life Insurance Company may contact Company customers they have knowledge of and such is not in the control of Principal Life Insurance Company, nor a violation of this Agreement. Should Principal Life Insurance Company's compliance with laws result in a violation of this Section 7.1(d), Principal Life Insurance Company shall have no liability therefor.

                  (e) In addition, Seller covenants and agrees that neither it nor any Seller Group Member will (i) divulge or make use of any Trade Secrets or other confidential information of the Company after Closing and separate and distinct from any Trade Secrets owned by Seller or another Seller Group Member other than to disclose such secrets and information to Buyer or its Affiliates or (ii) publicly disparage any Buyer Group Member in any manner.

                  (f) In the event Seller or any Seller Group Member violates any of its obligations under this Section 7.1, Buyer or the Company may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Seller acknowledges that a violation of this Section 7.1 may cause Buyer or the Company irreparable harm which may not be adequately compensated for by money damages. Seller therefore agrees that in the event of any actual or threatened violation of this Section 7.1, Buyer or the Company shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller or such Affiliate of Seller to prevent any violations of this
Section 7.1, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 7.1 shall also be entitled to receive reasonable attorneys' fees and court costs. Prior to the institution of any legal or equitable action alleging a violation or threatened violation of the provisions of this Section 7.1, an aggrieved party shall provide written notice to the other parties hereto of the violation or threatened violation, and the parties shall negotiate in good faith to seek a remedy or to resolve such violation or threatened violation during the five (5) business day period (or such longer period as the parties may otherwise agree) following the delivery of such notice prior to the institution of such action or making a claim for indemnification under Section 10(b)(1)(ix).

                  (g) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.1, any term, restriction, covenant or promise in this Section 7.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  7.2. ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Company to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Company prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.2. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select. Seller agrees that, except as required by Requirements of Law, it will treat in confidence any such books and records of the Company to which it is provided access pursuant to this Section 7.2 and further that any such documents, materials and information shall not be communicated to any third Person (other than to Seller's counsel, accountants or financial advisors), except as required by Requirements of Law. Seller agrees not to use any confidential information regarding the Company which is provided to the Seller pursuant to this Section 7.2 in any manner whatsoever except solely for the purposes disclosed to and approved in advance by the Company.

                  (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Company which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.2. If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select. Buyer agrees not to use any confidential information regarding the Company which is provided to the Buyer pursuant to this Section 7.2 except in the ordinary course of its or the Company's business.

                  7.3. EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

                  (a) The Company shall have no employees at the Closing Date. No Buyer Group Member is obligated to offer employment to any individual pursuant to this Agreement. However, the Buyer Group Members shall have the right to interview and solicit for employment by any of them any employee of Company.

                  (b) Effective on or prior to the Closing, the Company shall cause all ERISA Benefit Plans and Non-ERISA Commitments maintained by the Company to be terminated and shall terminate the Company's participation in all other ERISA Benefit Plans and Non-ERISA Commitments. Notwithstanding anything contained herein, in no event shall any Buyer Group Member assume or the Company retain any liability whatsoever for or with respect to any ERISA Benefit Plan.

                  7.4. PRE-CLOSING PAYABLES AND RECEIVABLES. (a) From and after the Closing Date, HCUSA shall receive all amounts due and payable to Company accruing prior to the Closing other than any premium revenues accrued for services to be rendered after the Closing (the "Receivables"), and shall pay all claims, expenses, liabilities and other costs of and payable by Company accruing or incurred prior to the Closing, other than the Medical Expenses payable from the Claims Reserve. Seller agrees to cause HCUSA to process all such claims, expenses, liabilities and other costs of the Company in a prompt and courteous manner. All Medical Expenses shall be adjudicated and paid consistent with the practices and time frames utilized by the Company prior to the Closing, and shall be subject to such additional requirements as may be set forth in the Transition Services Agreements and in
Exhibit 7.4.

                  (b) In the event the Company shall receive any remittance from or on behalf of any account debtor with respect to any Receivable, Buyer shall cause the Company to endorse such remittance to the order of HCUSA and to forward it to HCUSA immediately upon receipt thereof.

                  7.5. POST-CLOSING ADJUSTMENT TO PURCHASE PRICE TO REFLECT NUMBER OF MEASURED LIVES.

                  (a) Pursuant to Section 2.5, a certified public accounting firm selected jointly by Buyer and Seller shall determine the number of Measured Lives as of the Collar Date. Such determination shall be made on or before the later of (i) May 3, 1999 or (ii) 90 days after the Collar Date. In the event that Buyer and Seller can not agree on a certified public accounting firm, a certified public accounting firm shall be chosen by lot from among the following firms: (i) Arthur Andersen, L.L.C. (ii) Deloitte & Touche; (iii) Ernst & Young;
(iv) Price Waterhouse Coopers and (v) KPMG Peat Marwick.

                  (b) In the event of a reduction to the Purchase Price pursuant to Section 2.5(b), Seller shall transmit by wire transfer of immediately available funds the Measured Lives Price Reduction Amount to such account as specified by Buyer within five (5) business days of such determination.

                  (c) In the event of an increase to the Purchase Price pursuant to Section 2.5(c), Buyer shall transmit (and BCBSF shall cause Buyer to transmit) by wire transfer of immediately available funds the Measured Lives Price Increase Amount to the account specified in Schedule 3.2 within five (5) business days of such determination.

                  7.6. CONFIDENTIAL NATURE OF INFORMATION. Each of BCBSF, Buyer, Seller and Company agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided that after the Closing Buyer and the Company may use or disclose any confidential information related to the Company or its assets or business provided, however, that any such use or disclosure of such confidential information by Buyer or the Company shall be within the scope of the ordinary course of their respective businesses. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

                  7.7. NO PUBLIC ANNOUNCEMENT. Neither Buyer, BCBSF nor Seller shall (nor shall Seller permit the Company to), without the prior approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

                  7.8. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. Subject to the indemnification provisions and other terms and conditions of this Agreement, (a) all costs and expenses, if any, incurred by the Company in connection with this Agreement and the transactions contemplated hereby to take place prior to and at the Closing, including the fees, expenses and disbursements of the Company's counsel and accountants shall be paid by Seller, and (b) all costs and expenses, if any, incurred by the Company in connection with this Agreement after the Closing and the transactions contemplated hereby to take place after the Closing shall be paid by Buyer.

                  7.9. FURTHER ASSURANCES. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to the Company such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as Buyer or the Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Company and put the Company in possession of, any part of the assets or properties of the Company not in its possession on the Closing Date; provided that nothing herein shall relieve Seller of its obligations under Section 7.3.

                  7.10. POST-CLOSING ADJUSTMENT TO PURCHASE PRICE TO REFLECT THE COMPANY'S FAILURE TO OBTAIN ENROLLMENT RATE INCREASE.

                  (a) In the event of the Company's failure to obtain the rate increase provided for in Section 2.4(d), a certified public accounting firm selected jointly by Buyer and Seller shall establish the adjustment to the Purchase Price required therein ninety (90) calendar days following the first anniversary date of the Closing. In the event that Buyer and Seller can not agree on a certified public accounting firm, a certified public accounting firm shall be chosen by lot from among the following firms: (i) Arthur Andersen, L.L.C. (ii) Deloitte & Touche; (iii) Ernst & Young; (iv) Price Waterhouse Coopers.

                  (b) In the event of a reduction to the Purchase Price, Seller shall transmit by wire transfer of immediately available funds the amount of such deficiency to such account as specified by Buyer within five (5) business days of such determination.

                  7.11. TIMELY PAYMENT OF CLAIMS AGREEMENT. In the event that Medical Expenses are not timely paid consistent with the claims payment practices of the Company prior to the Closing, regardless of whether the Medical Expenses are payable from the Claims Reserve or by HCUSA, subject to the notice and opportunity to cure provisions set forth in Exhibit 7.11, each of Buyer and the Company shall have the right to pay such claims. In the event that Buyer or the Company pays any such Medical Expenses pursuant to this Section 7.11, Seller shall indemnify Buyer or the Company, as the case may be, for such Medical Expenses.

                  7.12. AGREED BALANCE SHEET AUDIT. On or before the later of
(i) March 1, 1999 or (ii) 60 days after the Closing Date, a certified public accounting firm selected jointly by Buyer and Seller shall audit the Agreed Balance Sheet. Any amount by which the audited Net Worth of the Company is less than the Net Worth set forth in the Agreed Balance Sheet shall be paid by Seller to Buyer by wire transfer of immediately available funds within five (5) business days of the delivery of the audited Agreed Balance Sheet. Any amount by which the audited Net Worth of the Company is greater than the Net Worth set forth in the Agreed Balance Sheet shall be paid by Buyer to Seller by wire transfer of immediately available funds within five (5) business days of the delivery of the audited Agreed Balance Sheet. In the event that Buyer and Seller can not agree on a certified public accounting firm, a certified public accounting firm shall be chosen by lot from among the following firms: (i) Arthur Andersen, L.L.C. (ii) Deloitte & Touche; (iii) Ernst & Young; (iv) Price Waterhouse Coopers and (v) KPMG Peat Marwick.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

                  8.1. CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to purchase the Shares pursuant to this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically required or permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 6.4 ,and except, with respect to any representation or warranty which is not subject to the qualification of materiality, where, in light of the availability and adequacy, as determined by Buyer in good faith following discussion with Seller, of indemnification pursuant to the provisions of Article X, such failure would have no adverse effect on the business, relationships, prospects, financial condition, reputation, or results of operations of the Company on and after the Closing, or on the value of the agreements set forth in Schedule 4.15(A), Schedule 4.15(B), and Schedule 4.15(C); and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President or any Vice President of Seller, in addition to the other deliveries specified in Section 3.4.

                  (b) Between the date hereof and the Closing Date, except as specifically required or permitted hereunder, there shall have been (i) no material adverse change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of the Company; (ii) no material adverse federal or state legislative or regulatory change affecting the Company or its business, products or services to be offered by it after the Closing; and (iii) no material damage to the assets or properties of the Company to be owned by it after the Closing by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of Seller by the President or any Vice President of Seller.

                  (c) The waiting periods, if any, under each of the HSR Act, the Alabama HMO Statutes and the Florida HMO Statutes shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  (d) The parties shall have received all approvals and actions of or by all Governmental Bodies, including, without limitation, those approvals and actions contemplated by Section 6.3 herein, which are necessary to consummate the transactions contemplated hereby, which are either specified in
Schedule 4.1 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of the Company.

                  (e) The Seller or Company, as the case may be, shall have received consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of its assets or properties is affected and which are specified in Schedule 8.1(E) or are otherwise necessary to prevent a material adverse change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of the Company, including but not limited to the consents of (i) Morgan Guaranty Trust Company and (ii) Nationsbank, N.A.

                  (f) Buyer shall have received evidence of the termination or transfer of all contractual liabilities or obligations of the Company as of the Closing except, subject to Section 8.1(j), with respect to liabilities or obligations arising subsequent to the Closing pursuant to the Assumed Obligations.

                  (g) Buyer shall have received, with respect to each parcel of Leased Real Property (if any) either (i) an Assignment and Assumption Agreement, pursuant to which the lease or other arrangement relating to such parcel of Leased Real Property is assigned to HCUSA or (ii) a termination of such lease or other arrangement relating to such parcel of Leased Real Property.

                  (h) Buyer shall have received, with respect to each item of personal property leased to the Company ("Leased Personal Property") (if any) either (i) an Assignment and Assumption Agreement, pursuant to which the lease or other arrangement relating to such item of Leased Personal Property is assigned to HCUSA or (ii) a termination of such lease or other arrangement relating to such item of Leased Personal Property.

                  (i) The Company shall have entered into the Transition Services Agreements.

                  (j) Seller shall have terminated each of the Provider Service Agreements (or amended or assigned such contracts such that the Company is no longer a party thereto) which are specified in Schedule 8.1(J)

                  (k) The Company shall have (i) no employees and (ii) no liability whatsoever for or with respect to any ERISA Benefit Plans or Non-ERISA Commitments.

                  (l) The number of Measured Lives at the time of Closing shall be equal to or greater than 125,000 Members, based upon evidence of such membership reasonably satisfactory to each of BCBSF and Buyer.

                  (m) Seller shall have obtained the Principal Agreement.

                  (n) The Company shall have entered into the Assignment and Assumption Agreement.

                  8.2. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to sell the Shares pursuant to this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) There shall have been no material breach by either Buyer or BCBSF in the performance of any of their respective covenants and agreements herein; each of the representations and warranties of each of Buyer and BCBSF contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement and except, with respect to any representation or warranty which is not subject to the qualification of materiality, where, in light of the availability and adequacy of indemnification pursuant to the provisions of
Article X, such failure would have, as determined by Seller in good faith following discussion with Buyer, no adverse effect on the Seller; and there shall have been delivered to Seller a certificate to such effect with respect to Buyer, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President or the Treasurer of Buyer and a certificate to such effect with respect to BCBSF, dated the Closing Date and signed on behalf of BCBSF by the President or any Vice President or the Treasurer of BCBSF in addition to the other deliveries specified in Section 3.3.

                  (b) The waiting period under each of the HSR Act, the Alabama HMO Statutes and the Florida HMO Statutes shall have expired or been terminated, and no action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  (c) The parties shall have received all approvals and actions of or by all Governmental Bodies, including, without limitation, those approvals and actions contemplated by Section 6.3 herein, which are necessary to consummate the transactions contemplated hereby, or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws.

                                   ARTICLE IX

                                   TAX MATTERS

                  9.1. LIABILITY FOR TAXES. (a) Seller shall be liable for and pay, and pursuant to Article X shall indemnify each Buyer Group Member (and the Company) against, (i) all Taxes imposed on the Company, or for which the Company may otherwise be liable, including without limitation Taxes imposed pursuant to Treas. Reg. ss. 1.1502-6 or similar provisions of state, local or foreign law, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date (including, without limitation, any obligations to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to any Company Tax Group and any Taxes resulting from the Company ceasing to be a member of any Company Tax Group), (ii) all Section 338 Taxes and (iii) any Loss resulting from the inaccuracy of any statement made by Seller in Section 9.1(f). Notwithstanding the foregoing, Seller shall not be liable for or pay, and shall not indemnify Buyer against, any Taxes for which Buyer is liable under this Agreement.

                  (b) Buyer shall be liable for and pay, and pursuant to Article X shall indemnify Seller against, all Taxes imposed on the Company for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date provided, however, that Buyer shall not be liable for or pay, and shall not indemnify Seller against, any Taxes for which Seller is liable under this Agreement (including, without limitation, Section 4.6 and Section 9.1(a).

                  (c) For purposes of paragraphs (a) and (b), whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of the Taxes of the Company for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and, subject to paragraph (d) of this Section 9.1, items of income, gain, deduction, loss or credit of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date, provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. Notwithstanding anything in this Agreement to the contrary, Seller shall be liable for all Section 338 Taxes.

                  (d) Notwithstanding anything herein to the contrary, Seller shall be jointly and severally liable for and shall pay, and pursuant to Article X shall indemnify each Buyer Group

Member (and the Company) against, any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

                  (e) Seller shall have the right to pursue and shall be entitled to retain, or receive from the Company or Buyer, prompt payment of any overpayment, refund or credit of Taxes for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. If Buyer or the Company receives a Tax refund to which Seller is entitled pursuant to this Section 9.1(e), Buyer or the Company, as the case may be, shall pay or cause the recipient to pay the amount of such refund (including any interest received thereon) to Seller within ten (10) days after receipt thereof.

                  (f) Pursuant to Section 9.1(a), Seller shall be liable for and pay, and pursuant to Article X shall indemnify each Buyer Group Member (and the Company) against any Losses resulting from the inaccuracy of any of the following statements: (i) each of the Company and each Company Tax Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Company Tax Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company or any Company Tax Group have been timely paid; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company or any Company Tax Group; (v) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vi) all Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company or any subsidiary of the Company (other than this Agreement) will terminate prior to the Closing Date and neither the Company nor any subsidiary of the Company will have any liability thereunder on or after the Closing Date; (vii) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (viii) all Taxes which the Company or any Company Tax Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (ix) there are no Tax rulings, requests for rulings, or closing agreements (as described in Section 7121 of the Code or any corresponding provision of state or local Tax law) relating to the Company or any Company Tax Group which could affect the Company's liability for Taxes for any period after the Closing Date; (x) no claim has ever been made by a Taxing authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction; (xi) except as contemplated in or contemplated by this Agreement, no intercompany obligation (as described in Treas. Reg. ss. 1.1502-13(g)) between or among the Seller, the Company, or any member of any Company Tax Group will remain outstanding following the Closing, (xii) since the Balance Sheet Date, none of Seller, the Company or any Company Tax Group member has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company or any subsidiary of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date; (xiii) none of the income recognized, for federal, state, local or foreign income Tax purposes, by the Company during the period beginning on Balance Sheet Date and ending on the Closing Date has been or will be derived from transactions (y) other than in the ordinary course of business, or (z) of a type not reflected on the relevant Tax Returns for the taxable period ending on December 31, 1997; (xiv) no income or gain of the Company has been deferred pursuant to Treasury Regulation ss. 1.1502-13 or -14, or Temporary Treasury Regulation ss. 1.1502-13T or -14T, or Proposed Treasury Regulation ss. 1.1502-13 or -14; (xv) no excess loss account (as described in Treasury Regulation ss. 1.1502-14, 1.1502-19, and 1.1502-32), exists with respect to the Company; (xvi) no Taxes with respect to periods ending on or before the Balance Sheet Date were paid by the Company (or paid by any Company Tax Group member or Affiliate thereof and charged to the Company through any intercompany account or payment) on or after such date which were not included in the provision for Taxes on the Balance Sheet; (xvii) no transaction contemplated by this Agreement is subject to withholding under
Section 1445 of the Code (relating to "FIRPTA") and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement; (xviii) no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder; (xix) Seller is the common parent of an affiliated group (as defined in Section 1504(a) of the Code) in which the Company is a member immediately prior to the Closing Date; (xx) the transactions contemplated by this Agreement will not constitute a breach of the Tax Benefit Restitution Agreement; and (xxi) the Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control of any corporation, limited liability company, partnership, trust, joint venture or other entity.

                  9.2. TAX RETURNS. Seller shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns, including, but not limited to, Form 1099, that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and Seller shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date and Buyer shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. Seller or Buyer shall reimburse the other party the Taxes for which Seller or Buyer is liable pursuant to Section 9.1 but which are payable with any Tax Return to be filed by the other party pursuant to this Section 9.2 upon the written request of the party entitled to reimbursement setting forth in detail the computation of the amount owed by

Seller or Buyer, as the case may be, but in no event earlier than ten (10) days prior to the due date for paying such Taxes. All Tax Returns which Seller is required to file or cause to be filed in accordance with this Section 9.2 shall be prepared and filed in a manner consistent with past practice in so far as such is known to Seller and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods in so far as such is known to Seller (including, but not limited to, positions, elections or methods which would have the effect of deferring income to periods for which Buyer is liable under Section 9.1(b) or accelerating deductions to periods for which Seller is liable under Section 9.1(a).

                  9.3 CONTEST PROVISIONS. Buyer shall promptly notify Seller in writing within ten (10) days from the receipt by Buyer, any of its Affiliates or, after the Closing Date, the Company, of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may materially affect the Tax liabilities of the Company for which Seller is liable pursuant to
Section 9.1, provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent such failure materially impairs Seller's ability to contest any such Tax liabilities.

                  Seller shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date (including settlement of all such issues), and to employ counsel of Seller's choice at Seller's expense.

                  9.4 ASSISTANCE AND COOPERATION. After the Closing Date, each of Seller and Buyer shall (and shall cause their respective Affiliates to):

                  (a) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 9.1(d) (relating to sales, transfer and similar Taxes);

                  (b) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 9.2;

                  (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

                  (d) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have a liability under this Article IX.

                  9.5. ELECTION UNDER SECTION 338(H)(10). (a) Seller and Buyer shall make a joint election for the Company under Section 338(h)(10) of the Code and under any applicable similar provisions of state or local law with respect to the purchase of the Shares (collectively, the "Section 338(h)(10) Elections"). Seller represents that, to the best of Seller's knowledge, Seller has taken no action that would cause any Section 338(h)(10) Election to be unavailable to Buyer. Seller and Buyer shall, no later than five days prior to the due date for filing Internal Revenue Service Form 8023, exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which is first available after these forms are prepared, the parties will promptly agree on such changes.

                  (b) Within sixty (60) days following the Closing Date, Buyer shall deliver to Seller a schedule (the "Allocation Schedule") allocating the Modified Adjusted Deemed Sales Price, as defined in Treas. Reg. ss. 1.338(h)(10)-1(f), for the Company, among the assets of the Company and, if Buyer elects, any covenants not to compete and similar covenants made by Seller. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 338(h)(10) of the Code and the regulations thereunder. Seller agrees that promptly upon receiving said Allocation Schedule it shall sign the Allocation Schedule and return an executed copy thereof to Buyer, provided that Seller agrees with the allocation of value thereon. If Seller does not agree with the Allocation Schedule as presented, Seller shall notify Buyer in writing stating those assets where there is disagreement and the value that Seller proposes for each such asset. For those assets, the allocation shall be determined by appraisal of such assets by an independent appraiser acceptable to both Buyer and Seller, the cost of such appraisal to be borne by Seller. Buyer and Seller each agrees to file all federal, state, local and foreign Tax Returns in accordance with the Allocation Schedule (as originally proposed or as revised, as the case may be) and not to take, or cause to be taken, any action that would be inconsistent with or prejudice any Section 338(h)(10) Elections.

                  9.6. SURVIVAL OF OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, and notwithstanding Article X of this Agreement, the obligations of the parties set forth in this Article IX shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                    ARTICLE X

                                 INDEMNIFICATION

                  10.1.  INDEMNIFICATION BY SELLER.

                  (a) Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses incurred by such Buyer Group Member in connection with or arising from:

                  (i) any breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

                  (ii) any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement;

                  (iii) any breach of any warranty or the inaccuracy of any representation of Seller or Company contained or referred to in this Agreement (other than those representations contained in Section 4.6 of this Agreement) or any certificate delivered by or on behalf of Seller pursuant hereto; and

                  (iv) any failure of Seller or the Company to obtain prior to the Closing any consent set forth in Schedule 4.1.

                  (b) Notwithstanding any other term or provision of this Agreement to the contrary, including, but not limited to, the indemnification provisions of Section 10.1(a), or any qualification to or disclosure made pursuant to any covenant, representation or warranty contained herein, Seller agrees to indemnify and hold harmless at all times each Buyer Group Member from and against any and all Losses, other than those liabilities arising or accruing subsequent to the Closing pursuant to those agreements set forth in Schedule 4.15(A), Schedule 4.15(B), Schedule 4.15(C) and Schedule 4.15(I), other than as excluded by Schedule 8.1(J), (collectively, the "Assumed Obligations"), arising in any manner whatsoever with respect to or in connection with the ownership or operation of the Company, its assets or its business, prior to the Closing, or otherwise incurred or accrued by the Company prior to the Closing. Without limiting the generality of the foregoing, Losses subject to indemnification pursuant to this Section 10.1(b) shall specifically and additionally, as the case may be, include:

                  (i) The extent to which Medical Expenses payable from the Claims Reserve exceed the amount of the Claims Reserve;

                  (ii) Medical Expenses which (1) are not timely paid consistent with the claims payment practices of the Company prior to the Closing, regardless of whether the Medical Expenses are payable from the Claims Reserve or by HCUSA and (2) are subsequently paid by the Buyer or the Company, as the case may be, pursuant to Section 7.11;

                  (iii) returns of, or adjustments to, premiums received with respect to Members for periods prior to the Closing;

                  (iv) Losses resulting from the wrongful acts or omissions of Seller, the Company, their affiliates, or the employees, agents or contractors of any Seller Group Member prior to the Closing;

                  (v) Losses, resulting from any agreement, obligation, promise or commitment that exists as of the Closing, oral or written, express or implied, binding the Company or its assets prior to or following the Closing, except for the Assumed Obligations, including, but not limited to, liabilities, obligations and regulatory sanctions resulting from agreements with or commitments to brokers, agents, administrators, or intermediaries for Groups arising from any failure to comply with Requirements of Law;

                  (vi) Losses arising from any and all Taxes, including, without limitation, the effect of any and all Tax Sharing Arrangements or any other agreement with respect to Taxes that are the responsibility of Seller as more particularly provided in Section 9.1(a);

                  (vii) any and all amounts due Providers or Groups for periods prior to the Closing pursuant to the terms of Variable Rate Agreements regardless of whether such amount is payable prior to or subsequent to the Closing; provided, however, that the amount due for periods prior to the Closing shall be determined at the conclusion of the term of the Variable Rate Agreement, or at such other time for such determination where specified therein, pro-rata in proportion to the percentage of total months subject to the Variable Rate Agreement that is constituted by the number of months preceding the Closing, (including the month during which the Closing occurs);

                  (viii) any and all claims by a Buyer Group Member for indemnification pursuant to the Transition Service Agreements or the Assumption Agreement, as the case may be;

                  (ix) Losses resulting from any breach or default by Principal Life Insurance Company of the Principal Agreement or of Section 7.1(d) of this Agreement (subject to Section 7.1(f)); and further provided, that as to any violation of Section 7.1(d), Losses shall be calculated on the basis of the product of (x) $688 per Member multiplied by (y) the number of Members lost as a result of Active Targeting by Principal Life Insurance Company or any of its Affiliates; and

                  (x) Losses incurred or accrued by the Company following the Closing with respect to any Provider Service Agreements that were not included in Schedule 4.15(c) until the first date subsequent to the Closing that each such Provider Service Agreement may be terminated pursuant to its terms.

                  (c) The indemnification provided for in Section 10.1(a) shall expire one month after the issuance of BCBSF's audited financial statements for the fiscal year ended December 31, 1999, provided, however, that such date shall be no later than June 15, 2000 (and no claim shall be made by any Buyer Group Member thereafter under Section 10.1(a)). The indemnification provided for in
Section 10.1(b) shall terminate upon the expiration of the relevant statute of limitations applicable to the Losses and any extension thereof (and no claims shall be made by any Buyer Group Member under Section 10.1(b) thereafter). Notwithstanding the two sentences immediately precedent, the indemnification provided for in Section 10.1(a) by Seller shall continue as to:

                  (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.17 and the covenants and agreements of Seller set forth in Sections 7.2, 7.6, 7.9, 12.2, 12.8 and 12.9 and Article IX, as to all of which no time limitation shall apply;

                  (ii) the representations and warranties set forth in Section 4.6, as to which the indemnification provided for shall terminate upon the expiration of the relevant statute of limitations applicable to the Losses and any extension thereof (and no claims shall be made by any Buyer Group Member under Article IX thereafter); and

                  (iii) the covenant set forth in Section 7.1, as to which the indemnification provided for in this Section 10.1 shall terminate one year after the expiration of the noncompetition period provided for therein;

furthermore, the indemnification provided for in Sections 10.1(a) and 10.1(b) by Seller shall continue as to any Loss of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Article X, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss in accordance with this Article X.

                  10.2. INDEMNIFICATION BY BUYER AND BCBSF. (a) Buyer agrees to indemnify and hold harmless Seller from and against any and all Losses incurred by Seller in connection with or arising from:

                  (i) any breach by Buyer of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

                  (ii) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement;

                  (iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto; or

                  (iv) any Loss incurred by Seller from Taxes that are the responsibility of Buyer pursuant to Section 9.1(b).

                  (b) BCBSF agrees to indemnify and hold harmless Seller from and against any and all Loss incurred by Seller in connection with or arising from:

                  (i) any breach by BCBSF of any of its covenants or agreements in this Agreement;

                  (ii) any failure by BCBSF to perform any of its obligations in this Agreement;

                  (iii) any breach of any warranty or the inaccuracy of any representation of BCBSF contained or referred to in this Agreement or in any certificate delivered by or on behalf of BCBSF pursuant hereto; or

                  (iv) any failure by Buyer to perform any of its obligations to indemnify Seller under Section 10.2(a).

                  (c) The indemnification provided for in this Section 10.2 shall expire one month after the issuance of Seller's audited financial statements for the fiscal year ended December 31, 1999, provided, however, that such date shall be no later than June 15, 2000 (and no claims shall be made by Seller under this Section 10.2 thereafter), except that the indemnification by Buyer and BCBSF, as the case may be, shall continue as to:

                  (i) the representations and warranties set forth in Sections 5.1, 5.2, 5.5, and 5.6 and the covenants and agreements of Buyer set forth in Sections 7.2, 7.6, 7.9, 12.2, 12.8 and 12.9 and Article IX as to all of which no time limitation shall apply; and

                  (ii) the covenants and agreements of BCBSF set forth in Sections 7.6, 12.2, 12.8 and 12.9 as to all of which no time limitation shall apply; and

                  (iii) any Loss of which Seller has notified Buyer in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of

         Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article X, and Buyer shall have reimbursed Seller for the full amount of such Loss in accordance with this Article X.

                  (iv) any Loss of which Seller has notified BCBSF in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this
         Section 10.2, as to which the obligation of BCBSF shall continue until the liability of BCBSF shall have been determined pursuant to this
         Article X, and BCBSF shall have reimbursed Seller for the full amount of such Loss in accordance with this Article X.

                  10.3. NOTICE OF CLAIMS. (a) A party seeking indemnification hereunder (the "Indemnified Party") shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that (i) a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                  (b) Any indemnification payment hereunder with respect to any Loss shall be an amount which is sufficient to compensate the Indemnified Party for the amount of such Loss, after (i) taking into account all increases in federal, state, local, foreign or other Taxes payable by the Indemnified Party as a result of the receipt of such payment (by reason of such payment being included in income, resulting in a reduction of tax basis, or otherwise increasing such Taxes payable by the Indemnified Party at any time) and (ii) netting out against any such increases in Taxes payable by the Indemnified Party any tax benefit of the Loss, including, but not limited to, any resulting business expense deduction the Indemnified Party is entitled to claim on its Tax Return.

                  10.4. THIRD PERSON CLAIMS. (a) Subject to Section 10.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that (i) the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and (ii) the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                  (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respect on the Company or its business, assets or operations, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                  (c) If there shall be any conflict between the provisions of this Section 10.4 and 9.1(c) (relating to Tax contests), the provisions of
Section 9.1(c) shall control with respect to Tax contests.

                                   ARTICLE XI

                                   TERMINATION

                  11.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                  (a)  by the mutual consent of Buyer and Seller;

                  (b) by BCBSF, Buyer or Seller if the Closing shall not have occurred on or before January 31, 1998 (or such later date as may be mutually agreed to by Buyer and Seller);

                  (c) by Buyer in the event of any breach by Seller of any of Seller's agreements, representations or warranties contained herein which breach would have a Material Adverse Effect as to the Company and the failure of Seller to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

                  (d) by Seller in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein and the failure of Buyer to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured.

                  11.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 11.1 shall give notice of such termination to each of the other parties to this Agreement.

                  11.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article XI, all further obligations of the parties under this Agreement (other than Sections 7.6, 7.7 and 7.8) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

                  12.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, except as otherwise provided in Article X, the representations and warranties contained in Articles IV and V (other than the representations and warranties contained in Sections 4.1, 4.2, 4.3, and 4.17 and the covenants and agreements contained in Sections 7.2, 7.6, 7.9, 12.2, 12.8,
12.9 and 12.10 and Article IX, each of which shall survive indefinitely) shall terminate upon the expiration of the relevant indemnification provisions contained in Article X. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article IV or V or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

                  12.2. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

                  If to Buyer or BCBSF, to:

                  Health Options, Inc.
                  4800 Deerwood Campus Parkway
                  Building 100 - Floor 7
                  Jacksonville, FL  32246
                  Attn: Executive Vice President

                  with a copy to:

                  Blue-Cross and Blue Shield of Florida, Inc.
                  4800 Deerwood Campus Parkway
                  Building 100 - Floor 7
                  Jacksonville, FL  32246
                  Attention:  Office of the General Counsel

                  If to Seller, to:

                  Coventry Health Care, Inc.
                  6705 Rockledge Drive
                  Bethesda, MD 20817
                  Attention:  Dale Wolf

                  with a copy to

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, TN  37238-2700
                  Attention: Bob F. Thompson, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

                  12.3. SUCCESSORS AND ASSIGNS. (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Seller, to an Affiliate of Buyer; provided that (i) such assignment shall not result in Buyer (and/or BCBSF, to the extent required by applicable law) or Seller having to amend its respective Notification and Report Form filed under the HSR Act in connection with the transactions contemplated hereunder, (ii) the assignee shall assume in writing all of Buyer's obligations to Seller hereunder,
(iii) neither Buyer nor BCBSF shall be released from any of their respective obligations hereunder by reason of such assignment, (iv) Seller's obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of a certificate signed on its behalf containing representations and warranties similar to those made by Buyer in Article V, and
(v) BCBSF's obligations under this Agreement with respect to Buyer shall apply with respect to such assignee. Following the Closing, any party to this Agreement may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of each of the Buyer and the Company after the Closing, any Buyer Group Member. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.3 any right, remedy or claim under or by reason of this Agreement.

                  12.4. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including without limitation the Mutual Non-Disclosure Agreement. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

                  12.5. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  12.6. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

                  12.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

                  12.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Florida.

                  12.9. SUBMISSION TO JURISDICTION. Seller and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the non-exclusive jurisdiction of the United States District Court for the Northern District of Florida and the jurisdiction of any court of the State of Florida located in the city of Jacksonville, Florida and waive any and all objections to jurisdiction that they may have under the laws of the State of Florida or the United States and any claim or objection that any such court is an inconvenient forum.

                  12.10. ACKNOWLEDGMENT REGARDING BLUE CROSS AND BLUE SHIELD ASSOCIATION. Each of Seller and Company expressly acknowledge their understanding that this Agreement constitutes a contract between the parties hereto, that Buyer is the wholly-owned subsidiary of BCBSF, that BCBSF is an independent corporation operating under a license or sublicense with the Blue Cross and Blue Shield Association (the "Association"), an association of independent Blue Cross and Blue Shield Plans, permitting BCBSF to use the Blue Cross and/or Blue Shield service mark in the States of Florida and Alabama, and that neither BCBSF nor Buyer is contracting as the agent of the Association. Seller and Company further acknowledge and agree that they have not entered into this Agreement based upon representations made by any person other than Buyer or BCBSF and that, except as set forth in Section 10.2 (b) of this Agreement, no person, entity, or organization other than Buyer shall be held accountable or liable to Seller or Company for any of Buyer's obligations to Seller and/or Company created under this Agreement. This Section 12.10 shall not create any additional obligations whatsoever on the part of Buyer or BCBSF other than those obligations created under other provisions of this Agreement.


                                   * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                   HEALTH OPTIONS, INC., AS BUYER

                                   By /s/ ROBERT I. LUFRANO
                                   -------------------------------------------
                                   Name: ROBERT I. LUFRANO
                                   Its:  PRESIDENT


                                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

                                   By /S/ ROBERT I. LUFRANO
                                   -------------------------------------------
                                   Name: ROBERT I. LUFRANO
                                   Its:  EXECUTIVE VICE PRESIDENT


                                   PRINCIPAL HEALTH CARE OF FLORIDA, INC.

                                   By /S/ RONALD M. CHAFFIN
                                   -------------------------------------------
                                   Name: RONALD M. CHAFFIN
                                   Its:  CEO


                                   COVENTRY HEALTH CARE, INC., AS SELLER

                                   By /S/ DALE B. WOLF
                                   -------------------------------------------
                                   Name: DALE B. WOLF
                                   Its: EXECUTIVE VICE PRESIDENT & CFO


                [Signature Page to the Stock Purchase Agreement]

   SET FORTH BELOW IS A LIST OF EXHIBITS AND SCHEDULES TO THE STOCK PURCHASE
     AGREEMENT THAT ARE NOT BEING FILED HEREWITH. THEY WILL BE PROVIDED TO
        THE SECURITIES AND EXCHANGE COMMISSION IMMEDIATELY UPON REQUEST.


                                    EXHIBITS

Exhibit 2.3          Agreed Balance Sheet
Exhibit 2.4(B)       Rate Filing Adjustment
Exhibit 2.6          Transition Services Agreements
Exhibit 3.4(I)       Legal Opinion of Seller
Exhibit 3.4(O)       Principal Agreement
Exhibit 3.4(P)       Assumption Agreement
Exhibit 6.4(B)(iii)  Maintenance of Efforts Provisions
Exhibit 7.4          Adjudication and Payment of Medical Claims
Exhibit 7.11         Opportunity to Cure Provisions

                                    SCHEDULES

Schedule 3.2         Seller's Wire Transfer Instructions
Schedule 4.1         Exceptions to Authority of Seller and Company and Required
                     Consents
Schedule 4.2(A)      Additional Foreign Qualification of Company
Schedule 4.2(B)      Capital Stock of Company
Schedule 4.3         Company Subsidiaries
Schedule 4.4         Financial Statements
Schedule 4.5(A)      Operation of Company
Schedule 4.5(B)      Conduct of Business of Company
Schedule 4.6         Taxes
Schedule 4.7         Affiliated Services
Schedule 4.8         Government Permits
Schedule 4.9(A)      Owned Real Property
Schedule 4.9(B)      Leased Real Property
Schedule 4.11        Intellectual Property
Schedule 4.13(A)     ERISA Benefit Plans
Schedule 4.13(B)     Non-ERISA Benefit Plans
Schedule 4.13(D)     Status of the Pension Plans
Schedule 4.13(E)     Compliance
Schedule 4.14(A)     Conflicts of Interest/Compliance with Anti-Bribery Laws
Schedule 4.14(B)     Related Party Transactions
Schedule 4.14(C)     Labor Law and Union Activities
Schedule 4.15(A)     Group Service Agreements
Schedule 4.15(B)     Individual Service Agreements
Schedule 4.15(C)     Provider Service Agreements
Schedule 4.15(D)     Guaranteed Rate Agreements
Schedule 4.15(E)     Variable Rate Agreements
Schedule 4.15(F)     Member Grievances/Provider and Group Terminations
Schedule 4.15(G)     Other Binding Obligations
Schedule 4.15(H)     Status of Company Agreements
Schedule 4.15(I)     Broker Agreements
Schedule 4.16        Compliance with Laws and Absence of Regulatory Action
Schedule 4.17        Environmental Matters
Schedule 4.18        Insurance
Schedule 4.19        Service Contracts
Schedule 4.20        Bank Accounts and Powers of Attorney
Schedule 7.1(A)      Alabama Counties (Covenant Not to Compete or Solicit
                     Business)
Schedule 8.1(E)      Consents
Schedule 8.1(J) Termination, Amendment or Assignment of Provider Service Agreements